UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11c or Section 240. 14a-12
MRV COMMUNICATIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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Preliminary Version
20415 NORDHOFF STREET
CHATSWORTH, CALIFORNIA 91311
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 29, 2007
To our stockholders:
     The 2007 Annual Meeting of stockholders of MRV Communications, Inc. will be held at the Warner Center Marriott Woodland Hills, 21850 Oxnard Street, Woodland Hills, California 91367 on Tuesday, May 29, 2007, at 9:00 a.m., Pacific Standard Time, for the following purposes:
     1. To elect seven (7) directors to serve for the ensuing year and until their successors are elected;
     2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2007;
     3. To approve the adoption of our 2007 Omnibus Incentive Plan;
     4. To approve an amendment to our Certificate of Incorporation to increase the authorized number of shares of our common stock to 320,000,000 and the aggregate number of shares of capital stock to 321,000,000; and
     5. To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.
     All holders of record of shares of our common stock (Nasdaq: MRVC) at the close of business on April 16, 2007 are entitled to vote at the meeting and any postponements or adjournments of the meeting.
     The enclosed proxy statement describes the proposals set forth above in more detail. We urge you to read the proxy statement carefully before you decide how to vote.
     You are cordially invited to attend the meeting. Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and seating will begin at 8:30 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. stockholders holding stock in brokerage accounts, (i.e. in “street name”) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras (including cellular phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

By order of the Board of Directors,

Shlomo Margalit, Chairman
Chatsworth, California
April 27, 2007
YOUR VOTE IS IMPORTANT
     If you are unable to attend the meeting in person, you may vote on the proposals by proxy. To do so, please complete, date, sign and return the enclosed proxy card. Doing so promptly could save us the expenses and extra work of additional solicitation. We have enclosed an envelope for which no postage is required if mailed in the United States to return your proxy card. You may also vote by telephone or over the Internet as noted in the proxy card instructions. If you have voted by telephone, Internet or mail and later decide to attend and vote at the meeting, you may do so.

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20415 NORDHOFF STREET
CHATSWORTH, CALIFORNIA 91311
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 29, 2007
     We are furnishing this Proxy Statement, which was first mailed to our stockholders on or about April 27, 2007, with the solicitation of proxies by our Board of Directors to be voted on at our 2007 Annual Meeting of the stockholders. The Annual Meeting will be held at the Warner Center Marriott Woodland Hills, 21850 Oxnard Street, Woodland Hills, California 91367 on Tuesday, May 29, 2007, at 9:00 a.m., Pacific Daylight Time, and at any adjournments or postponements of the meeting.
     Our Annual Report to stockholders for the year ended December 31, 2006, containing audited financial statements and other information, is being furnished with this Proxy Statement to all stockholders entitled to vote. The Annual Report does not form any part of our proxy solicitation material.
QUESTIONS AND ANSWERS RELATING TO THE 2007 ANNUAL MEETING
     Why did I receive these materials?
     Our stockholders as of the close of business on April 16, 2007, which we refer to as the “Record Date,” are entitled to vote at our Annual Meeting of stockholders, which will be held on May 29, 2007. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement. We are required by law to distribute these proxy materials to all stockholders as of the Record Date. This proxy statement provides notice of the Annual Meeting of stockholders, describes the proposals presented for stockholder action and includes information that we are required to disclose to stockholders. The accompanying proxy card enables stockholders to vote on the matters without having to attend the Annual Meeting in person.
Who is entitled to vote at the meeting?
     Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on the Record Date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.
How many votes do I have?
     You will be entitled to one vote for each outstanding share of our common stock you own as of the Record Date. As of the Record Date, there were                      shares of our common stock outstanding and eligible to vote.
Who can attend the meeting?
     Subject to space availability, all stockholders as of the Record Date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and seating will begin at 8:30 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices are not permitted at the meeting.
     Please also note that if you hold your shares in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the meeting.
     Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or Internet, indicating your plans when prompted.

How many shares must be present or represented to conduct business at the Annual Meeting?
     The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the Record Date will constitute a quorum, permitting the conduct of business at the meeting. Based on the number of shares of our common stock outstanding on the Record Date, the presence of the holders of our common stock representing at least                      votes will be required to establish a quorum.
     Proxies received but marked as abstentions, votes withheld and broker non-votes will be included in the calculation of the number of votes considered present at the meeting.
How can I vote my shares in person at the Annual Meeting?
     Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held by you beneficially in “street name” through a broker, bank or other nominee may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares.
How can I vote my shares without attending the meeting?
     Whether you hold shares directly as the stockholder of record or beneficially in “street name,” you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record (that is, if your shares are registered directly in your name with our transfer agent), you must complete and properly sign and date the accompanying proxy card and return it to us and it will be voted as you direct. A pre-addressed envelope is included for your use and is postage paid if mailed in the United States. If you are a stockholder of record and attend the meeting, you may deliver your completed proxy card in person. If you hold shares beneficially in “street name,” you may vote by submitting voting instructions to your broker, bank or other nominee.
Can I vote by telephone or electronically?
     If you are a stockholder of record, you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card. If your shares are held in “street name,” please check your proxy card or contact your broker, bank or other nominee to determine whether you will be able to vote by telephone or electronically. The deadline for voting by telephone or electronically is 11:59 p.m., Eastern Daylight Time, on May 28, 2007.
Can I change my vote after I return my proxy card?
     Yes. If you are a stockholder of record, you may revoke or change your vote at any time before the proxy is exercised by delivering to our Secretary at the address shown at the beginning of this proxy statement a notice of revocation, or by signing a proxy card bearing a later date or by attending the Annual Meeting and voting in person.
     For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.
Who counts the votes?
     Votes will be counted and certified by the Inspectors of Election, who are employees of American Stock Transfer & Trust Company (“American Stock”), our transfer agent. If you are a stockholder of record, your signed proxy card is returned directly to American Stock for tabulation. If you hold your shares in “street name” through a broker, bank or other nominee, your broker, bank or other nominee will return one proxy card to American Stock on behalf of its clients.

What are the Board of Directors’ recommendations?
     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board of Directors recommends a vote “FOR” each of the proposals.
Will stockholders be asked to vote on any other matters?
     To the knowledge of MRV and its management, stockholders will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the persons named as proxies for stockholders will vote on those matters in the manner they consider appropriate.
What vote is required to approve each item?
     Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors (Proposal 1). A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.
     Amendment to Certificate of Incorporation. The affirmative vote of the holders of outstanding shares representing at least a majority of the voting power of all of the shares of our common stock issued and outstanding on the Record Date is required to amend our Certificate of Incorporation to increase the number of authorized shares of common stock (Proposal 4).
     Other Items. For each other item, including the proposals to ratify the appointment of our independent registered public accounting firm for our year ending December 31, 2007 (Proposal 2) and to approve the adoption of our 2007 Omnibus Incentive Plan (Proposal 3), the affirmative vote of the holders of a majority of the votes cast in person or represented by proxy and entitled to vote on the item will be required for approval.
     A properly executed proxy marked “abstain” with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.
How are votes counted?
     In the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. You may not cumulate your votes for the election of directors.
     For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.
     If you hold your shares in “street name” through a broker, bank or other nominee rather than directly in your own name, then your broker, bank or other nominee is considered the stockholder of record, and you are considered the beneficial owner of your shares. We have supplied copies of our proxy statement to the broker, bank or other nominee holding your shares of record, and they have the responsibility to send it to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares at the Annual Meeting. The broker, bank or other nominee that is the stockholder of record for your shares is obligated to provide you with a voting instruction card for you to use for this purpose. If you hold your shares in a brokerage account but you fail to return your voting instruction card to your broker, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered present and entitled to vote on that proposal. If a quorum is present at the Annual Meeting, the persons receiving the greatest number of votes will be elected to serve as directors. As a result, broker non-votes will not affect the outcome of the voting on the election of directors (Proposal 1). The approval of the adoption of our 2007 Omnibus Incentive Plan (Proposal 3) and the ratification of the appointment of our independent auditors (Proposal 2) require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. A broker non-vote is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved. However, broker non-votes will have the same effect as a negative vote on the proposals to amend our Certificate of Incorporation to increase the number of authorized shares of common stock (Proposal 4) because this proposal is approved by a majority of the voting power of all of the shares of our common stock issued and outstanding on the Record Date, regardless of whether all of such shares are present and entitled to vote at the meeting. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.
     If you are a beneficial owner and your broker, bank or other nominee holds your shares in its name, it is permitted for the broker, bank or other nominees to vote your shares on the election of directors (Proposal 1), the ratification of the appointment of our independent auditors (Proposal 2) and the amendment to our Certificate of Incorporation (Proposal 4) , even if the broker, bank or other nominee does not receive voting instructions from you. Your broker, bank or other nominee may not vote your shares, absent instructions from you, on the approval of the adoption of our 2007 Omnibus Incentive Plan (Proposal 3). Without your voting instructions on these items a broker non-vote will occur.
What should I do if I receive more than one set of voting materials?
     You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.
Can I get proxy materials and other information from MRV electronically?
     If you are a stockholder of record, you may request and consent to electronic delivery of our future proxy materials and annual reports by following the instructions on your proxy card. If your shares are held in street name, please contact your broker, bank or other nominee and ask about the availability of electronic delivery. If you select electronic delivery, we will discontinue mailing the proxy materials and annual reports to you beginning next year, and you will be sent an e-mail message notifying you of the Internet address or addresses where you may access the proxy materials and annual report. Your consent to electronic delivery will remain in effect until you revoke it.
Where can I find the voting results of the Annual Meeting?
     We intend to disclose the final results in our quarterly report on Form 10-Q for the quarter ending June 30, 2007.
BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK BY PRINCIPAL STOCKHOLDERS
     The following table sets forth information with respect to beneficial ownership of MRV common stock as of March 15, 2007 by each holder known to MRV to be the beneficial owner of 5% or more of the outstanding shares of MRV’s common stock. For information regarding ownership of MRV’s common stock by executive officers and directors, please see the table under “Beneficial Ownership of Company Common Stock by Named Executive Officers and Directors” on page 27 of this proxy statement.
     Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned. The number of shares beneficially owned by each person or group as of March 15, 2007 includes shares of common stock that such person or group had the right to acquire on or within 60 days after March 15, 2007, including, but not limited to, upon the exercise of the conversion feature of our outstanding 5% convertible notes.

	Common Stock
	Number of		Percentage
Name and Address of Beneficial Owner or Identity of Group	Shares		Ownership (1)

Deutsche Bank, AG London Branch 31 West 52nd Street, New York, NY 10019	9,913,794	(2)	7.3%

Sun Life Inc. 150 King Street West, Toronto, Ontario, Canada, M5H 1J9	7,853,505	(3)	6.2%

Wells Fargo & Company 420 Montgomery Street, San Francisco, CA 94104	6,983,651	(4)	5.5%

(1)	For each individual included in the table above, percentage ownership is calculated by dividing the number of shares beneficially owned by such person by the sum of the 125,967,059 shares of common stock outstanding as of March 15, 2007 plus the number of shares of common stock that such person had the right to acquire on or within 60 days after March 15, 2007.

(2)	Consists of shares issuable upon conversion of MRV’s $23.0 million principal amount of five-year 5% convertible notes due June 2008 that MRV sold in June 2003. The notes are convertible at any time prior to maturity into MRV’s common stock at a conversion price of $2.32 per share. The notes include a provision limiting any holder’s right to convert in excess of that portion of the principal amount that, upon giving effect to such conversion, would cause the aggregate number of shares beneficially owned by the holder and its affiliates to exceed 4.99% of our total outstanding shares following such conversion. The shares and percentage ownership of our outstanding shares indicated in the table above do not give effect to this limitation, but assume that all or any portion of the notes may be converted into our shares at any time prior to maturity.

(3)	As reported in a Form 13F filed with the SEC on February 14, 2007 by Sun Life Inc. (“Sun Life”), Sun Life reported that these securities are owned by various individual and institutional investors for which Sun Life serves as investment advisor with power to direct investments and/or sole power to vote the securities.

(4)	As reported in Schedule 13G filed with the SEC on January 31, 2007 by Wells Fargo & Company (“Wells Fargo”), Wells Fargo reported that these securities are owned by various individual and institutional investors for which Wells Fargo serves as investment advisor with power to direct investments and/or sole power to vote the securities.
PROPOSALS SUBMITTED FOR STOCKHOLDER VOTE
ELECTION OF DIRECTORS
(Proposal No. 1)
     General
     Each of the directors below is a nominee for election to serve a one-year term set to expire at our 2008 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Our Board of Directors expects that all of the nominees will be able and willing to serve as directors. If any nominee is not available to serve as a director at the time of the Annual Meeting, the persons named on the proxy will vote for another candidate nominated by our Board of Directors, or our Board of Directors may reduce the number of directors. Our Board of Directors has determined that each of the director nominees below, except Mr. Noam Lotan, our Chief Executive Officer and President, and Dr. Shlomo Margalit, our Board Chairman, Chief Technology Officer and Secretary, is an “independent director” as defined in the listing standards of the Nasdaq Global Market, as currently in effect. See Board and Committee Independence in the section of this proxy statement entitled “INFORMATION ABOUT THE BOARD AND ITS COMMITTEES.”
Director Nominees (All Currently Serving on our Board of Directors)
     Biographical information about each director nominee, each of whom currently serves on our Board of Directors, appears below.

Name, age as of
April 16, 2007
and Board
Committee
Membership(s)	Principal Occupation, Business Experience and Directorship
Noam Lotan Age 55 Director since 1990 à Executive Committee	President and Chief Executive Officer and served as Chief Financial Officer from October 1993 until June 1995. Prior to joining MRV, Mr. Lotan served from 1987 to 1990 as Managing Director of Fibronics (UK) Ltd a subsidiary of Fibronics International Inc., a manufacturer of fiber optic communication networks. Mr. Lotan was also the Director of European Operations for Fibronics. We acquired the Fibronics business in September 1996. Prior to that, Mr. Lotan held a variety of sales and marketing positions with Fibronics and Hewlett-Packard. Mr. Lotan also serves on the board of directors of Capstone Turbine Corporation (Nasdaq: CPST). Mr. Lotan holds a bachelor of science degree in electrical engineering from the Technion, the Israel Institute of Technology, and a master’s degree in business administration from INSEAD (the European Institute of Business Administration, Fontainebleau, France).

Shlomo Margalit Age 65 Director since 1988 à Executive Committee	A founder, Chairman of the Board, Chief Technical Officer and Secretary of MRV since MRV’s inception in July 1988. From May 1985 to July 1988, Dr. Shlomo Margalit served as a founder and Vice President of Research and Development for LaserCom, Inc. (“LaserCom”), a manufacturer of semiconductor lasers. From 1982 to 1985, Dr. Margalit served as a Senior Research Associate at the California Institute of Technology (“Caltech”) and from 1976 to 1982, a Visiting Associate at Caltech. From 1972 to 1982, Dr. Margalit served as a faculty member and Associate Professor at the Technion. During his tenure at the Technion, Dr. Margalit was awarded the “Israel Defense” prize for his work in developing infrared detectors for heat guided missiles and the David Ben Aharon Award for Novel Applied Research. Dr. Margalit holds a bachelor of science degree, a master’s degree and a Ph.D. in electrical engineering from the Technion.

Igal Shidlovsky Age 70 Director since 1997 à Audit Committee à Chairman Compensation Committee, à Chairman Nomination and Governance Committee	Dr. Igal Shidlovsky serves as Managing Director of Global Technologies, an investment and consulting organization, which he founded in 1994. He has extensive management and consulting experience with international companies and start up technology companies. From 1982 to 1991, Dr. Shidlovsky was a Director of Sentex Sensing Technologies. Dr. Shidlovsky held several executive positions including Vice President Corporate Development at Siemens Pacesetter, a division of Siemens AG Medical Group, Director of Strategic Planning and Technology Utilization and Director of the Microelectronics Department at Siemens Corporate Research. From 1969 to 1982 he was with RCA Laboratories, a leading electronic R&D organization. Dr. Shidlovsky holds a bachelor of science degree in chemistry from the Technion and master’s and Ph.D. degrees from the Hebrew University in Israel.

Name, age as of
April 16, 2007
and Board
Committee
Membership(s)	Principal Occupation, Business Experience and Directorship
Guenter Jaensch Age 68 Director since 1997 à Chairman Audit Committee, à Compensation Committee, à Nomination and Governance Committee	Dr. Guenter Jaensch serves as Chairman of the Board for Biophan Technologies, Inc. and as Chairman of the Board for Clearly Medical Corporation, Inc. For over 20 years, he held executive positions with Siemens or its subsidiaries in Europe and the United States. Among his assignments were service as President of Siemens Communications Systems, Inc.; President and Chairman of Siemens Corporate Research and Support, Inc.; Chairman and Chief Executive Officer at Siemens Pacesetter, Inc.; and head of the Cardiac Arrhythmia Division of Siemens AG Medical Group. Dr. Jaensch holds a master’s degree in business administration and a Ph.D. degree in business and finance from the University of Frankfurt.

Daniel Tsui Age 68 Director since 1999 à Audit Committee, à Compensation Committee à Nomination and Governance Committee	Professor Daniel Tsui is the Arthur Le Grand Doty Professor of Electrical Engineering at Princeton University and was awarded the 1998 Nobel Prize in Physics for the discovery and explanation of the fractional quantum Hall effect. Professor Tsui was a recipient of the American Physical Society 1984 Buckley Prize, the 1998 Benjamin Franklin Medal and was elected to the National Academy of Sciences and the National Academy of Engineering. He is a fellow of the American Physical Society and the American Association for the Advancement of Science and the American Academy of Arts and Sciences. He is currently engaged in research activity relating to properties of thin films and microstructures of semiconductors and solid-state physics. He received his Ph.D. in physics from the University of Chicago in 1967 and for 13 years, served with Bell Laboratories before joining the faculty of Princeton University, where he has served for more than 20 years.

Baruch Fischer Age 58 Director since 1999 à Compensation Committee	Professor Baruch Fischer currently serves as a professor at the Electrical Engineering Facility at the Technion. Professor Fischer had served as Dean of the Electrical Engineering Faculty at the Technion. Professor Fischer’s current research activities include solid state devices, lasers and optical amplifiers; WDM technology; fiber gratings; “all optical” networks; non-linear effect in fiber, wave mixing; and optical computing, optical data storage and optical image processing. He has authored or co-authored approximately 180 papers and holds several patents in the field of optics and opto-electronics. He received his Ph.D. from Bar-Ilan University, Israel in 1980. He subsequently became a Post-Doctorate Fellow at CalTech and joined the faculty of the Technion in 1983.

Harold W. Furchtgott- Roth Age 50 Director since 2005 à Audit Committee	Dr. Furchtgott-Roth serves as President of Furchtgott-Roth Economic Enterprises, an economic consulting firm, which he founded in 2003. From 2001 to 2003, Dr. Furchtgott-Roth was a visiting fellow at the American Enterprise Institute. From 1997 to 2001, Dr. Furchtgott-Roth served as a commissioner of the Federal Communications Commission. Before his appointment to the FCC, he was chief economist for the House Committee on Commerce and a principal staff member on the Telecommunications Act of 1996. Dr. Furchtgott-Roth is the author of numerous publications and has coauthored three books. He is also a columnist for the New York Sun. Dr. Furchtgott-Roth received a Ph.D. in economics from Stanford University and a bachelor of science degree in economics from the Massachusetts Institute of Technology.

Vote Required
     The election of our directors requires a plurality of the votes cast in person or by proxy at the meeting. This means that the seven nominees receiving the highest number of votes will be elected as directors.
Board Recommendation
     Except where authority has been expressly withheld by a stockholder, the enclosed proxy will be voted for each of the above-named directors.
     The Board of Directors recommends that the stockholders vote “FOR” the election of each of the director nominees named above.
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 2)
     General
     The Audit Committee selects our independent auditors and has selected Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2007. Ratification of our independent registered public accounting firm is not required by our Bylaws or applicable law. This proposal is before our stockholders because, though not binding on the Audit Committee, the Board of Directors has historically submitted the proposal to stockholders at our annual meetings of stockholders as the Board of Directors believes that it is good corporate practice to seek stockholder ratification of the Audit Committee’s appointment of independent auditors.
     If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement or engage another audit firm without re-submitting the matter to stockholders. Even if the appointment is ratified, the Audit Committee, in its discretion, may act to engage a different independent auditing firm at any time during the year if the Audit Committee determines that such a change would be in MRV’s and its stockholders’ best interests.
     Representatives of Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.
Principal Accountant Fees and Services
     Ernst & Young LLP has audited MRV’s consolidated financial statements annually since 2002. The following is a summary of the fees billed to MRV by Ernst & Young LLP for professional services rendered for the years ended December 31, 2006 and 2005:

Fee Category	2006	2005

Audit Fees	$1,482,000	$1,639,000
Audit-Related Fees	118,000	43,000
Tax Fees	47,000	15,000
All Other Fees	—	—

Total	$1,647,000	$1,697,000

     Audit Fees. Consists of fees billed for professional services rendered for the audits of MRV’s consolidated financial statements and internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.
     Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of MRV’s consolidated financial statements and are not reported under “Audit Fees.” These services include consultations in connection with acquisitions, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.
     Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense and international tax planning.
     All Other Fees. Consists of fees for products and services other than the services reported above.
     Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
     The Audit Committee’s policy and procedure is to pre-approve all audit and permissible non-audit related services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and generally subject to a specific budget. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed through the date of the auditor’s periodic report. The Audit Committee may also pre-approve particular services on a case-by-case basis.
     Vote Required
     Ratification requires the affirmative vote of at least a majority of the shares of the stockholders present in person or by proxy and voting at the Annual Meeting of Stockholders, assuming the presence of a quorum.
     Board Recommendation
     Except where authority has been expressly withheld by abstention or negated by a stockholder who indicates in the proxy “against,” the enclosed proxy will be voted for the ratification of the appointment of Ernst & Young LLP to serve as MRV’s independent registered public accounting firm for the year ended December 31, 2007.
     The Board recommends that the stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP to serve as MRV’s independent registered public accounting firm for the year ended December 31, 2007.
APPROVAL OF 2007 OMNIBUS INCENTIVE PLAN
(Proposal 3)
     Prior to 2003, we maintained several separate equity incentive plans that provided for stock options or warrants for the benefit of employees, directors and consultants. In 2003, we consolidated all but one of these various plans into one plan, our Non-Director and Non-Executive Officer Consolidated Long-Term Stock Incentive Plan (the “Consolidated Plan”), which authorizes equity awards to employees and consultants of MRV and its subsidiaries. Executive officers and directors of MRV are excluded from participating in the Consolidated Plan. As of March 15, 2007, there were 1,554,825 options available for grant under the Consolidated Plan and options to purchase 8,442,700 shares of our common stock were outstanding under the Consolidated Plan.
     The equity incentive plan that we did not consolidate with our other plans in 2003 is our 1997 Incentive and Nonstatutory Stock Option Plan. This plan too includes authority to grant options to our employees and consultants and also to our executive officers and directors. By its terms, our 1997 Incentive and Nonstatutory Stock Option Plan expires this year on November 10, 2007, the tenth anniversary of its adoption, at which time, no options may be granted under it. As of March 15, 2007, there were 595,983 options available for grant under this plan and options to purchase 2,596,542 shares of our common stock were outstanding under it.

     The Board believes that these plans have been effective in attracting qualified executives, key employees, directors and consultants to MRV and its affiliates and in providing long-term incentives and rewards to those individuals responsible for MRV’s growth. The Board further believes that the awards granted under these plans have provided an incentive that aligns the economic interests of executives, key employees, directors and consultants with those of our stockholders. The Board continues to believe that it is in MRV’s best interest to utilize these types of awards as an integral part of its compensation programs, and considers these programs to be key contributors to MRV’s future success.
     The Board believes that administering all future stock and equity-based awards under a single plan would increase the efficiency and effectiveness of MRV’s equity programs, reduce administrative and regulatory costs and create greater transparency with respect to MRV’s equity compensation practices. For those reasons and also to replace our expiring 1997 Incentive and Nonstatutory Plan, the Board has adopted and approved the MRV Communications Inc. 2007 Omnibus Incentive Plan (the “2007 Plan”), which is a new long-term stock incentive plan intended to facilitate the continued use of long-term equity-based incentives and rewards for the foreseeable future. The Board’s approval of the 2007 Plan is subject to the approval of MRV’s stockholders. Stockholder approval of the 2007 Plan is desired, among other reasons, to ensure the tax deductibility by MRV of awards under the 2007 Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to qualify any “incentive stock options” granted under the 2007 Plan within the meaning of Section 422 of the Code and to meet the listing requirements of the Nasdaq Stock Market.
     Upon approval of the 2007 Plan by MRV’s stockholders, our 2003 Consolidated Plan and 1997 Incentive and Nonstatutory Stock Option Plan (collectively, the “Prior Plans”) will be frozen and no further grants or awards will be made under such plans. However, the Prior Plans will continue in effect after approval of the 2007 Plan for so long as, and solely to the extent necessary, to administer previously-granted awards or options that remain outstanding under such plans. If the 2007 Plan is not approved by MRV’s stockholders, the Prior Plans will remain in effect according to their terms and MRV may continue to make stock and equity-based awards under such plans (except, in the case of the 1997 Plan, after November 9, 2007).
     The material features of the 2007 Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the 2007 Plan, the full text of which is set forth as Appendix A to this proxy statement.
     Administration
     The 2007 Plan is administered by the Compensation Committee of MRV’s Board of Directors. The Committee has the authority to determine, within the limits of the express provisions of the 2007 Plan, the employees (other than Section 16 Officers) and consultants to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. In the case of Section 16 Officers and Directors, the full Board of Directors has the authority to determine, within the limits of the express provisions of the 2007 Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. The Committee generally has discretion to delegate its authority under the 2007 Plan to another committee of the Board or a subcommittee, or to such other party or parties, including officers of MRV, as the Committee deems appropriate.
     Types of Awards
     Awards under the 2007 Plan may include incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted shares of common stock, restricted units, performance share or unit awards, other stock-based awards and cash-based incentive awards.
     Stock Options. The Committee may grant to a participant options to purchase Company common stock that qualify as incentive stock options for purposes of Section 422 of the Code (“incentive stock options”), options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the Committee in the case of awards to employees and consultants and by the Board in the case of awards to Section 16 Officers and Directors.

     The exercise price per share for stock options will be determined by the Committee or Board in its discretion, but may not be less than 100% of the fair market value per share of MRV’s common stock on the date when the stock option is granted. Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of MRV on the date of grant, the exercise price per share may not be less than 110% of the fair market value of one share of common stock on the date the stock option is granted. On April         , 2007, the market price per share of MRV’s common stock was $___based on the closing price of the common stock on the Nasdaq Stock Market on such date.
     Stock options must be exercised within a period fixed by the Committee that may not exceed ten years from the date of grant, except that in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of MRV on the date of grant, the exercise period may not exceed five years. The 2007 Plan provides for earlier termination of stock options upon the participant’s termination of service, unless extended by the Committee, but in no event may the options be exercised after the scheduled expiration date of the options.
     At the Committee’s discretion, payment for shares of common stock on the exercise of stock options may be made in cash, shares of MRV’s common stock held by the participant or in any other form of consideration acceptable to the Committee (including one or more forms of “cashless” exercise).
     Stock Appreciation Rights. The Committee (or the Board) may grant to a participant an award of SARs, which entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the SAR exercise price, times (ii) the number of shares of common stock with respect to which the SAR is exercised.
     The exercise price per SAR will be determined by the Committee (or the Board) in its discretion, but may not be less than 100% of the fair market value per share of MRV’s common stock on the date when the SAR is granted. Upon exercise of a SAR, payment may be made in cash, shares of MRV’s common stock held by the participant or in any other form of consideration acceptable to the Committee (including one or more forms of “cashless” exercise). SARs must be exercised within a period fixed by the Committee that may not exceed ten years from the date of grant.
     Restricted Shares and Restricted Units. The Committee may award to a participant shares of common stock subject to specified restrictions (“restricted shares”). Restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period.
     The Committee also may award to a participant units representing the right to receive shares of common stock in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of performance or other objectives (“restricted units”). The terms and conditions of restricted share and restricted unit awards are determined by the Committee or the Board, as applicable.
     For participants who are subject to Section 162(m) of the Code, the performance targets described in the preceding two paragraphs may be established by the Committee or the Board, as applicable, in its discretion, based on one or more of the following measures (the “Performance Goals”):
•	Net earnings or net income (before or after taxes)

•	Earnings per share or earnings per share growth, total units, or unit growth

•	Net sales, sales growth, total revenue, or revenue growth

•	Net operating profit

•	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue)

•	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment)

•	Earnings before or after taxes, interest, depreciation, and/or amortization

•	Gross or operating margins

•	Productivity ratios

•	Share price or relative share price (including, but not limited to, growth measures and total stockholder return)

•	Expense targets

•	Margins

•	Operating efficiency

•	Market share or change in market share

•	Customer retention or satisfaction

•	Working capital targets

•	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital)
     The Performance Goals may be measured with respect to MRV or any one or more of its subsidiaries, divisions or affiliates, either in absolute terms or as compared to another company or companies, or an index established or designated by the Committee. The above terms will have the same meaning as in MRV’s financial statements, or if the terms are not used in MRV’s financial statements, as applied pursuant to generally accepted accounting principles, or as used in the industry, as applicable.
     Performance Awards. The Committee may grant performance awards to participants under such terms and conditions as the Committee deems appropriate. A performance award entitles a participant to receive a payment from MRV, the amount of which is based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be paid in cash, shares of common stock or a combination thereof, as determined by the Committee.
     Award periods will be established at the discretion of the Committee. The performance targets will also be determined by the Committee. With respect to participants subject to Section 162(m) of the Code, the applicable performance targets will be established, in the Committee’s discretion, based on one or more of the Performance Goals described under the section below titled “Restricted Shares and Restricted Units.” To the extent that a participant is not subject to Section 162(m) of the Code, when circumstances occur that cause predetermined performance targets to be an inappropriate measure of achievement, the Committee, at its discretion, may adjust the performance targets or the amount or value of the performance award.
     Other Stock-Based Awards. The Committee may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, SARs, restricted shares, restricted units, or performance awards. The terms and conditions of each other stock-based award will be determined by the Committee. Payment under any other stock-based awards will be made in common stock or cash, as determined by the Committee.
     Cash-Based Awards. The Committee may grant cash-based incentive compensation awards, which would include performance-based annual cash incentive compensation to be paid to covered employees subject to Section 162(m) of the Code. The terms and conditions of each cash-based award will be determined by the Committee. The following material terms will be applicable to performance-based cash awards granted to covered executives subject to Section 162(m):
     The class of persons covered consists of those senior executives of MRV who are from time to time determined by the Committee to be subject to Section 162(m) of the Code.
     The targets for annual incentive payments to “covered employees” (as defined in Section 162(m) of the Code) will consist only of one or more of the Performance Goals discussed under the section titled

“Restricted Shares and Restricted Units” above. Use of any other target will require ratification by the stockholders if failure to obtain such approval would jeopardize tax deductibility of future incentive payments. Such performance targets will be established by the Committee on a timely basis to ensure that the targets are considered “preestablished” for purposes of Section 162(m) of the Code.
     In administering the incentive program and determining incentive awards, the Committee will not have the flexibility to pay a covered executive more than the incentive amount indicated by his or her attainment of the performance target under the applicable payment schedule. The Committee will have the flexibility, based on its business judgment, to reduce this amount.
     The cash incentive compensation feature of the 2007 Plan does not preclude the Board or the Committee from approving other incentive compensation arrangements for covered employees.
     Dividend Equivalents. The Committee may provide for the payment of dividends or dividend equivalents with respect to any shares of common stock subject to an award under the 2007 Plan.
     Eligibility and Limitation on Awards
     The Committee may grant awards to any employee (other than Section 16 Officers), consultant or other person providing services to MRV or its affiliates. The Board may grant awards to any Section 16 Officer) or director. It is presently contemplated that approximately 850 persons may receive awards under the 2007 Plan.
     The maximum awards that can be granted under the 2007 Plan to a single participant in any calendar year will be 500,000 shares of common stock in the form of options or SARs, 250,000 shares of common stock in the form of restricted shares, restricted units, performance unit or share awards and other stock-based awards, and $250,000 in the form of cash-based incentive awards.
     Awards Granted or Contemplated Under the 2007 Plan
     As previously reported in our Form 8-K filed with the SEC on March 5, 2007, on February 28, 2007, the Board authorized the grant of options to the following Section 16 Officers (who are also “named executive officers” or “NEOs” for purposes of the Summary Compensation Table on page 32 of this proxy statement) in the following amounts:

Name of NEO	Position	Options for # of Shares

Noam Lotan	President and Chief Executive Officer	80,000

Kevin Rubin	Chief Financial Officer	70,000

Near Margalit	Chief Executive Officer, Luminent, Inc.	75,000
     If stockholders approve the 2007 Plan, these Options will be granted on the “First Available Grant Date” following such approval at an exercise price per share equal to the closing price per share of the date of grant. For information on the meaning of “First Available Grant Date,” see “Stock Option Policy” on page 31 of this proxy statement.
     Other than these grants to our NEOs listed in the above table, no specific awards have been approved by the Board or the Compensation Committee to be granted under the 2007 Plan. The exact types and amounts of any future awards to be made to any eligible participants pursuant to the 2007 Plan are not presently determinable. As a result of the discretionary nature of the 2007 Plan, it is not possible to state who the participants in the 2007 Plan will be in the future or the number of options or other awards to be received by a person or group.
     Shares Subject to the 2007 Plan
     An aggregate of 12,000,000 shares of common stock is reserved for issuance and available for awards under the 2007 Plan, including incentive stock options. No more than 2,000,000 of the total shares of common stock reserved under the 2007 Plan may be awarded as restricted shares, restricted units, performance awards or other-stock-based awards.
     In addition to the 12,000,000 shares reserved for issuance under the 2007 Plan, shares of common stock subject to outstanding awards under the Prior Plans as of the effective date of the 2007 Plan will be available for awards under the 2007 Plan to the extent that such outstanding awards are terminated, canceled or otherwise forfeited in accordance with the terms of the Prior Plans without exercise or settlement of such awards in vested and nonforfeitable shares. With respect to awards other than SARs made under the 2007 Plan, shares of common stock not actually issued (as a result, for example, of the lapse of an option or a forfeiture of restricted stock), other than shares surrendered to or withheld by MRV in payment or satisfaction of the exercise price of a stock option or tax withholding obligations with respect to an award, will be available for additional grants under the 2007 Plan. With respect to SARs, the full number of SARs granted that are settled by the issuance of shares of common stock will be counted against the number of shares reserved for issuance under the 2007 Plan, regardless of the number of shares actually issued upon settlement of the SAR award.
     Shares to be issued or purchased under the 2007 Plan will be authorized but unissued shares of common stock. Shares issued with respect to awards assumed by MRV in connection with acquisitions, including our recently announced and pending acquisition of Fiberxon, do not count against the total number of shares available under the 2007 Plan.
     Anti-Dilution Protection and Other Changes in Capitalization
     In the event of any corporate event or transaction (including, but not limited to, a change in the shares of our common stock or our capitalization) such as from a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of our stock or property, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure, number of outstanding shares or distribution (other than normal cash dividends) to our stockholders, or any similar corporate event or transaction, the Committee (or the Board in the case of awards to Section 16 Officers and directors), in order to prevent dilution or enlargement of participants’ rights under the 2007 Plan, is required to make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of shares that may be issued under the 2007 Plan or under particular forms of awards, the number and kind of shares subject to outstanding awards, the exercise price or grant price applicable to outstanding awards, the annual award limits, and other determinations applicable to outstanding awards. Under the 2007 Plan, the Committee (or the Board, as the case may be) has the power and sole discretion to determine the amount of the adjustment to be made in each case.
     Amendment and Termination
     The Board of Directors may at any time amend or terminate the 2007 Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards previously made under the 2007 Plan without the consent of the recipient. No awards may be made under the 2007 Plan after the tenth anniversary of its effective date. Certain provisions of the 2007 Plan relating to performance-based awards under Section 162(m) of the Code will expire on the fifth anniversary of the effective date.
     Federal Income Tax Consequences
     The federal income tax consequences of the issuance and/or exercise of awards under the 2007 Plan are as described below. The following information is only a summary of the tax consequences of the awards, and participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the awards, and the ownership and disposition of any underlying securities.
     Incentive Stock Options. A participant who is granted an incentive stock option will not recognize any taxable income for federal income tax purposes either on the grant or exercise of the incentive stock option. If the participant disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the transfer of the shares to the participant (the required statutory “holding period”), (a) the participant will recognize a long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (b) MRV will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price, and (ii) the gain on the sale. Also in that case, MRV will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant. Any additional gain will be taxed as a short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss.
     The excess of the fair market value of the shares on the date of exercise over the option price is, however, includable in the option holder’s income for alternative minimum tax purposes.
     Nonqualified Stock Options. A participant who is granted a nonqualified stock option under the 2007 Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. MRV generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant. Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize a long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the participant as ordinary income.
     Stock Appreciation Rights. A participant who is granted stock appreciation rights will normally not recognize any taxable income on the receipt of the SARs. Upon the exercise of a SAR, (a) the participant will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of MRV’s common stock from the date of grant of the SAR to the date of exercise); and (b) MRV will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant.
     Restricted Shares. A participant will not be taxed at the date of an award of restricted shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the participant, within 30 days after transfer of such restricted shares to the participant, elects under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such transfer. MRV will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer). To the extent dividends are payable during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by MRV unless the participant has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by MRV.
     Restricted Units. A participant will normally not recognize taxable income upon an award of restricted units, and MRV will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock received and MRV will be entitled to a deduction in the same amount.
     Performance Awards, Other Stock-Based Awards and Cash-Based Awards. Normally, a participant will not recognize taxable income upon the grant of performance awards, other stock-based awards and cash-based awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant. MRV also will then be entitled to a deduction in the same amount.
     Effective Date
     The 2007 Plan will be effective on April 12, 2007 if approved by our stockholders. If not approved by the stockholders, no awards will be made under the 2007 Plan. If and when the 2007 Plan becomes effective, the Prior Plans will be frozen and no further grants of equity or equity-based awards or cash-based awards will be made under such plans. However, shares of common stock subject to outstanding awards granted under those plans prior to the effective date of the 2007 Plan will remain available for issuance under such plans and such plans will remain in effect after the effective date of the 2007 Plan to the extent necessary to administer such previously-granted awards.
     Vote Required
     Approval of the 2007 Plan will require the affirmative vote of at least a majority of the shares of the stockholders present in person or by proxy and voting at the Annual Meeting of Stockholders, assuming the presence of a quorum. If the stockholders do not approve the 2007 Plan, it will not be implemented, but we reserve the right to adopt such other compensation plans and programs as our Board deems appropriate and in the best interests of MRV and its stockholders.
     Board Recommendation
     Except where authority has been withheld by abstention or negated by a stockholder indicating “against,” the enclosed proxy will be voted for the approval of the 2007 Plan.
     The Board of Directors unanimously recommends a vote “FOR” the proposal to approve the 2007 Plan.
APPROVAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK TO 320,000,000 AND THE AGGREGATE NUMBER OF SHARES OF CAPITAL STOCK TO 321,000,000.
(Proposal 4)
     The Board of Directors has approved, subject to stockholder approval (a) an amendment to our Certificate of Incorporation that would increase the number of shares of common stock which we would have authority to issue from 160,000,000 shares to 320,000,000 shares and, taking into account that we currently have authorized in our certificate of incorporation, as previously amended, 1,000,000 shares of preferred stock, to make a corresponding change in the aggregate number of shares of all classes of stock which we have authority to issue and to 321,000,000. If approved by our stockholders, the increase in authorized common stock (and the corresponding increase in the aggregate number of shares of all classes of stock) would become effective as soon as reasonably practicable after the 2007 annual meeting of Stockholders by filing a Restated Certificate of Incorporation with the Delaware Secretary of State, reflecting such amendments and restating without change, in a single instrument the other operative provisions of our Certificate of Incorporation as previously amended.
     Pursuant to Delaware law, a corporation, whenever its Board of Directors so desires, may integrate into a single instrument all of the provisions of its certificate of incorporation which are then in effect and operative as a result of previous filings of the original and amendments to the certificate of incorporation made with the Secretary of State and, at the same time, it may also, with the requisite stockholder approval, further amend in any respect its certificate of incorporation. Based upon this statutory authority, the Board of Directors has determined that if stockholders approve the amendment to our Certificate of Incorporation in the manner indicated in the preceding paragraph, to restate in a single instrument entitled “Amended and Restated Certificate of Incorporation” our Certificate of Incorporation as so amended at this Annual Meeting. A copy of the proposed Amended and Restated Certificate of Incorporation is attached to this proxy statement as Appendix B. Appendix B gives effect to the proposed amendments, and is marked to show the manner in which our Certificate of Incorporation will be amended, if stockholders approve Proposal 4.
     Our current authorized common stock is 160,000,000 shares. As of March 15, 2007, there were 125,967,059 shares of our common stock issued and outstanding, 11,021,896 shares of our common stock issuable upon exercise of options granted pursuant to our Prior Plans, 12,000,000 shares of our common stock reserved for issuance under the 2007 Stock Incentive Plan if Proposal 3, which is being submitted to stockholders by this proxy statement, is approved, and 9,913,914 shares of our common stock issuable upon conversion of outstanding convertible notes that we issued in 2003. Based on the number of outstanding and reserved shares of common stock described above, if Proposal 3 is approved by stockholders, we would have 1,097,131 shares of common stock remaining available for issuance.

     Our acquisition of Fiberxon, if completed, will require us to issue up to 21,188,630 additional shares of our common stock (including shares of common stock issuable upon exercise of Fiberxon options that we will be assuming). Accordingly, without an increase in the authorized common stock, we will not have sufficient shares of common stock available for the issuance in connection with the Fiberxon acquisition.
     The additional shares of common stock authorized would also be available for other issuances for any proper corporate purpose from time to time as determined by our Board of Directors. For example, in addition to the Share Transaction, we may issue shares of common stock in public or private offerings for cash, or for use in our operations and for use as consideration in acquiring other companies or assets with stock.
     The proposed increase in authorized shares of common stock is necessary to enable us to complete the Fiberxon transaction, grant options and awards under our proposed 2007 Omnibus Incentive Plan and issue shares upon exercise of outstanding stock options and conversion of our outstanding notes. Our Board of Directors also believes the amendment to our Certificate of Incorporation will enhance our flexibility in managing our capitalization, raising capital and structuring appropriate equity compensation. Our Board of Directors determines whether, when and on what terms to issue shares of common stock and preferred stock, including the additional shares proposed to be authorized.
     While we do not have any current plans to issue additional equity securities (other than in connection with the Fiberxon acquisition, in connection with grants under our present and future equity compensation plans and/or the potential issuance of shares of common stock upon conversion of the convertible notes), and have not entered into any agreement to sell our equity securities at this time or to make an acquisition utilizing common stock (other than as contemplated for the Fiberxon acquisition), our Board of Directors is seeking approval for additional authorized common stock at this time because opportunities requiring prompt action may arise in the future and our Board of Directors believes the delay and expense in seeking stockholder approval for additional authorized common stock could deprive us and our stockholders of the ability to benefit effectively from opportunities and/or cause the loss of attractive acquisitions or financing arrangements.
     The additional shares of common stock to be authorized will have rights identical to the currently outstanding common stock. The proposed amendment will not affect the par value of the common stock, which will remain at $0.0017 per share. Under our Certificate of Incorporation, our stockholders do not have preemptive rights to subscribe to additional securities that may be issued by us. This means that current stockholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership of common stock.
     If we issue additional shares of common stock or other securities convertible into common stock in the future, it could dilute the voting rights of existing holders of our common stock, dilute our book value per share and, if and when we report net income, dilute earnings per share.
Consequences if the Amendment to the Certificate of Incorporation to Increase the Authorized Shares of Common Stock is Not Approved by the Stockholders
     If Proposal 4 is not approved by the requisite vote of the stockholders, we may not be able to proceed with the acquisition of Fiberxon as it is currently structured without potentially breaching obligations under our outstanding convertible notes or outstanding options to purchase our shares (unless stockholders subsequently approved an increase of our common stock in an amount sufficient to permit full conversion of our notes and exercise of outstanding options). Depending on which of the alternatives we chose as described below, we face the following consequences if the proposed amendment to our Certificate of Incorporate to increase our authorized of common stock is not approved:
•	We could seek to renegotiate with Fiberxon the terms of the Fiberxon acquisition, for example, to substitute cash, Luminent securities, or a combination of cash and Luminent securities in lieu of our shares of common stock to be issued in connection with the acquisition. If Fiberxon were willing to accept cash in lieu of our shares, we would need to use approximately $82 million. At December 31, 2006, we had cash and cash equivalents of approximately $91.7 million. We estimate we have used approximately $6.4 million of that cash and cash equivalents through March 31, 2007 to finance our operations since

December 31, 2006, leaving approximately $85.3 million that we could use for the Fiberxon acquisition plus cash generated from the liquidation of approximately $26.4 million of marketable securities we had as of March 31, 2007. Depending on the amount of cash required, our use of cash and cash equivalents and proceeds from the liquidation of some or all of our marketable securities in this manner could jeopardize our liquidity, our ability to finance our operations and those of our subsidiaries or our ability to satisfy our short-term contractual obligations after acquiring Fiberxon. Although we could seek to raise cash through commercial borrowings or public or private debt financings, we would violate covenants of our convertible notes if we incur any form of unsecured indebtedness in excess of $17.0 million, plus obligations arising from accounts receivable financing transactions with recourse through our foreign offices, in the ordinary course of business and consistent with past practices, without obtaining waivers from the holder of our convertible notes that we may not be able to obtain on acceptable terms or at all. In addition to, or in lieu of, cash, we could seek to have Fiberxon accept the equity securities of Luminent to the extent necessary to reduce the number of shares of our common stock to be used as consideration for the acquisition to an amount below the 160,000,000 shares currently authorized by our Certificate of Incorporation and thereby have sufficient shares of our common stock available for exercise of our outstanding options and conversion of our convertible notes. However, as there is no trading market for any of Luminent’s securities, we would need to undertake to provide to the recipients of Luminent’s securities a mechanism by which the holders could realize their value if they chose to dispose of them, such as by registering them under the Securities Act and seeking to create a public market for them. If Fiberxon were willing to accept Luminent securities, we would likely need to use an amount substantially greater in value than the shares of our common stock for which the Luminent securities would substitute in order to compensate for their present lack of liquidity, the uncertainties involved in creating a trading market for them and the risk that a transaction using Luminent securities would not have income tax consequences as favorable to Fiberxon’s stockholders as that expected from the present structure using MRV common stock. Thus, we anticipate that using Luminent’s equity securities as substitute consideration would substantially increase the purchase price of Fiberxon to us. If Fiberxon were unwilling to renegotiate the terms of its acquisition on terms acceptable to us or at all, our failure to perform the Fiberxon acquisition agreement would render us in breach if Fiberxon performed or was excused from performing its obligations thereunder.

•	To complete the Fiberxon acquisition as currently structured, we could seek to renegotiate the terms of our convertible notes to change, eliminate or postpone their conversion features. If the holder were willing to renegotiate the notes, and our stockholders approved adoption of our new equity incentive plan under Proposal 3, based on shares of common stock and options we had outstanding at March 15, 2007, we would not be able to issue more than approximately 1.8 million shares of our common stock for awards granted under the new plan. If the holder of our notes were not willing to renegotiate the conversion features of our notes and we completed the Fiberxon as currently structured, upon receipt of notice of conversion of the notes from the holder, we would be in breach of our notes to the extent we were unable to issue sufficient shares to cover the number subject to the conversion notice. Under the terms of the notes, the holder could elect to require us to pay the outstanding principal amount, together with all accrued and unpaid interest. The notes further provide that in addition to any other remedy the holder has under the Notes, we would be required to pay additional damages to the holder for each day after the date we are required to deliver our shares upon conversion an amount equal to the product of the number of shares we do not issue to the holder upon conversion and the volume-weighted average price of our shares on the date we were required to deliver them upon conversion.

•	Alternatively, we could complete the Fiberxon acquisition as currently structured and honor the conversion of our notes to the extent the holder converted them. However , in that event, and assuming the holder fully converted our convertible notes, we would be in breach of our agreements with holders of our options to the extent holders of options to purchase our common stock exercised them for more than approximately 2,930,000 shares. This assumes that we grant no awards under either our new equity incentive plan if our stockholders approve adoption of that plan under Proposal 3 to this proxy statement or under our Prior Plans if stockholders do not approve Proposal 3. At March 15, 2007, we had outstanding in-the-money options then vested and exercisable to purchase an aggregate of 4,772,925 shares of our common stock. At December 31, 2007, options that were in-the-money at March 15, 2007 to purchase another 1,650,604 shares will become exercisable.
     Required Vote
     The affirmative vote of the holders of outstanding shares representing at least a majority of the voting power of all of the shares of our common stock issued and outstanding on the Record Date will be required to approve Proposal 4.
     Board Recommendation
     Except where authority has been expressly withheld or negated by a stockholder, the enclosed proxy will be voted for the approval of the amendment to our Certificate of Incorporation.
     The Board of Directors recommends a vote “FOR” the proposal to amend our Certificate of Incorporation.
OTHER MATTERS
     As of the date of this proxy statement, we know of no business that will be presented for consideration at the 2007 Annual Meeting of Stockholders other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holders.
INFORMATION ABOUT THE BOARD AND ITS COMMITTEES
The Committees Generally and Their Members
     The system of governance practices followed by the Company is memorialized in the MRV Communications, Inc. Corporate Governance Guidelines and the charters of the four committees of the Board of Directors. The Governance Guidelines and charters are intended to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations and to make decisions that are independent of the Company’s management. The Governance Guidelines also are intended to align the interests of directors and management with those of MRV’s stockholders. The Governance Guidelines establish the practices the Board will follow with respect to Board composition and selection, Board meetings and involvement of senior management, Chief Executive Officer’s performance evaluation, Board committees, and director compensation. The Board annually conducts a self-evaluation to assess compliance with the Governance Guidelines and identify opportunities to improve Board performance.
     The Governance Guidelines and committee charters are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. The Governance Guidelines were most recently modified by the Board, effective September 24, 2004, to, among other things, assure compliance with corporate governance requirements contained in The Nasdaq Stock Market (“Nasdaq”) and make other enhancements to the Company’s corporate governance policies, including creating the role of lead independent director. The chair of the Nomination and Governance Committee, Dr. Igal Shidlovsky, has served as the lead independent director since the last annual meeting of stockholders. The lead independent director is responsible for coordinating the activities of the non-management directors, coordinating with the Chairman to set the agenda for Board meetings, chairing meetings of the non-management directors, and leading the Board’s review of the

Chief Executive Officer. The Board has four committees: an Audit Committee, a Compensation Committee, a Nomination and Governance Committee and an Executive Committee. The Governance Guidelines, as well as current copies of the Charter for the Audit Committee, the Compensation Committee and the Nomination and Governance Committee are available on MRV’s website http://www.mrv.com.
     The Board of Directors, the Audit Committee, the Compensation Committee and the Nomination and Governance Committee each hold regularly scheduled quarterly meetings. In addition to the quarterly meetings, there may be special meetings from time to time as the Board or its committees deem necessary. At each quarterly board meeting, time is set aside for the independent directors to meet in an executive session without management or management directors present. The Board of Directors met seven times during 2006. All directors attended 75% or more of the Board meetings and meetings of the committees on which they served during 2006, with the exception of Igal Shidlovsky, who attended five of the seven Board of Director meetings.
     The members of the Board of Directors on the date of this proxy statement, and the committees of the Board of Directors on which they currently serve, are identified below.

C O M M I T T E E S
Nomination and
Name	Audit		Compensation		Governance		Executive
Noam Lotan							X
Shlomo Margalit							X
Igal Shidlovsky	X		X	(1)	X	(1)(2)
Guenter Jaensch	X	(1)	X		X
Daniel Tsui	X		X		X
Baruch Fischer			X
Harold Furchtgott-Roth	X

(1)	Committee Chairperson

(2)	Lead Independent Director
Board and Committee Independence
     Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of the Board and of each committee (other than Dr. Margalit and Mr. Lotan who are officers and employees of MRV and serve on the Executive Committee) meets the standards of independence under the Governance Guidelines and applicable Nasdaq listing standards.
Audit Committee
     The Audit Committee assists the Board of Directors in its oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company. The Audit Committee met six times during 2006. The Audit Committee’s role includes overseeing the work of the Company’s internal accounting and auditing processes and discussing with management the Company’s processes to manage business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements. The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditor engaged to prepare or issue audit reports on the financial statements of the Company. The Audit Committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities. The Committee’s specific responsibilities are delineated in the Audit Committee Charter, a copy of which is available on MRV’s website http://www.mrv.com. The Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. The members of the Audit Committee during 2006 are as stated in the Committee table above. The Board has determined that Dr. Guenter Jaensch and Dr. Harold W. Furchtgott-Roth are each an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of Securities and Exchange Commission (“SEC”) regulations and that they are independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934. For additional information concerning the Audit Committee, see REPORT OF THE AUDIT COMMITTEE on page 37 of this proxy statement.

Compensation Committee
     During 2006, the Compensation Committee consisted of Dr. Shidlovsky, Dr. Jaensch, Professor Tsui and Professor Fischer. The Compensation Committee met two times during 2006. The primary responsibilities of the Compensation Committee are: (a) In consultation with senior management, to make recommendations to the Board as to the Company’s general compensation philosophy and to oversee the development and implementation of compensation programs; (b) To evaluate the performance of the Chief Executive Officer in light of Board-approved goals and objectives, and to recommend to the Board the Chief Executive Officer’s compensation level based on this evaluation; (c) To make recommendations to the Board regarding the compensation (including any new compensation programs) of the other executive officers, following its review of performance evaluations of the other executive officers; (d) to review and make recommendations to the Board with respect to the Company’s incentive compensation plans and equity-based plans; and (e) to grant awards under the Company’s equity incentive plans to employees (other than Section 16 Officers) and consultants and to recommend to the Board the grant awards under the Company’s equity incentive plans to the Company’s Section 16 Officers. The Compensation Committee’s role includes producing the report on executive compensation required by SEC rules and regulations. The specific responsibilities and functions of the Compensation Committee are delineated in the Compensation Committee Charter, which is available on MRV’s website http://www.mrv.com.
Compensation Committee Interlocks and Insider Participation
     No member of the Compensation Committee was, during 2006, an officer or employee of MRV or any of its subsidiaries; or was formerly an officer of MRV or any of its subsidiaries. During 2006, no executive officer of MRV served as an executive officer, director or member of the compensation committee (or other board committee performing equivalent functions, or in the absence of such committee, the entire board of directors) of another entity, any of whose executive officers served as a member of the Compensation Committee or as a director of MRV.
Nomination and Governance Committee
     The principal responsibilities of the Nomination and Governance Committee are to: (a) To lead the search for qualified individuals for election as directors to ensure the Board has the right mix of skills and expertise; (b) To retain and terminate any search firm to be used to identify director candidates, as it may deem appropriate in its discretion; (c) To solicit the views of the Chief Executive Officer, other members of the Company’s senior management, and other members of the Board regarding the qualifications and suitability of candidates; (d) To establish policies and procedures for the evaluation of candidates put forth by the Company’s stockholders; (e) To review and recommend to the full Board a set of corporate governance principles and a code of business conduct and ethics applicable to the Board and the Company, and, if deemed necessary by the Board, propose from time to time any amendments to such principles and such code; and (f) To oversee and evaluate compliance by the Board and management of the Company with the Company’s corporate governance principles and ethics standards and its code of conduct. The Nomination and Governance Committee’s role also includes periodically reviewing the compensation paid to non-employee directors, and making recommendations to the Board for any adjustments. In addition, the Chair of the Nomination and Governance Committee acts as the lead independent director and is responsible for leading the Board of Directors’ annual review of the chief executive officer’s performance. The specific responsibilities and functions of the Nomination and Governance Committee are delineated in the Nomination and Governance Committee Charter, which is available on MRV’s website http://www.mrv.com. The Nomination and Governance Committee was established in September 2004 and met once in 2006. The members of the Nomination and Governance Committee during 2006 are as stated in the Committee table above.
     Nominees for the Board of Directors should be committed to enhancing long-term stockholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Nomination and Governance Committee annually reviews with the Board the applicable skills and characteristics required of Board nominees in the context of current Board composition and Company circumstances. In making its recommendations to the Board, the Nomination and Governance

Committee considers, among other things, the qualifications of individual director candidates. The Nomination and Governance Committee works with the Board to determine the appropriate characteristics, skills, and experiences for the Board as a whole and its individual members with the objective of having a Board with business experience, diversity, and personal skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board. In evaluating the suitability of individual Board members, the Board takes into account many factors, including general understanding of marketing, finance, and other disciplines relevant to the success of a publicly traded company in today’s business environment; understanding of the Company’s business and technology; educational and professional background; and personal accomplishment. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Nomination and Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
     The Committee will consider stockholder recommendations for candidates for the Board. All stockholder nominating recommendations must be in writing, addressed to MRV Communications, Inc., 20415 Nordhoff Street, Chatsworth, California 91311, Attention: Secretary (or if MRV’s corporate headquarters have changed, to MRV’s new corporate headquarters as publicly announced). Submissions must be made by certified mail or commercial courier service (Federal Express, for example). Hand delivered or emailed submissions will not be considered.
     Any stockholder wishing to nominate an individual for election to the Board must ensure that MRV receives it, not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders (e.g., for the 2008 annual meeting, by December 28, 2007). In the event that the date of the annual meeting of stockholders for any year is more than 30 days from the first anniversary date of the annual meeting of stockholders for the prior year, the submission of a recommendation will be considered timely if it is submitted a reasonable time in advance of the mailing of MRV’s proxy statement for the annual meeting of stockholders for the current year. The nomination must contain the following information about the nominee: name; age; business and residence addresses; principal occupation or employment; the number of shares of MRV common stock held by the nominee; the time period for which such shares have been held and a statement from the stockholder as to whether the stockholder has a good faith intention to continue to hold the reported shares through the date of MRV’s next annual meeting of stockholders; the information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such nominee as a director; a description of any relationships between the proposed nominee and the recommending stockholder, and to any of MRV’s competitors, customers, suppliers, or other persons with special interests regarding MRV; a statement supporting the recommending stockholder’s view that the proposed nominee possesses the minimum qualifications set forth below to serve as a director, and briefly describing the contributions that the nominee would be expected to make to the Board and to the governance of MRV; a statement whether, in the view of the recommending stockholder, the nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of MRV; and a signed consent of the nominee to be interviewed and to serve as a director of MRV, if elected.
     Minimum qualifications for serving on the Board include integrity; absence of conflicts of interest; ability to provide fair and equal representation of all stockholders; demonstrated achievement in one or more fields of business, professional, governmental, community, scientific or educational endeavor; management or policy-making experience (which may be as an advisor or consultant); demonstrated ability to function effectively in an oversight role through management or policy-making experience that evidences an ability to function effectively in an oversight role; a general appreciation regarding major issues facing public companies of a size and operational scope similar to MRV, including regulatory obligations and governance concerns of a public issuer; strategic business planning; competition in a global economy; basic concepts of corporate finance; and the ability to devote the time and effort necessary to fulfill his or her responsibilities, in the context of the perceived needs of the Board at that time.

Executive Committee
     The Executive Committee consists of Mr. Lotan and Dr. Margalit. The Executive Committee did not meet as a committee during 2006. The primary responsibility of the Executive Committee is to take any action that the Board is authorized to act upon, with the exception of the issuance of stock, the sale of all or substantially all of MRV’s assets and other significant corporate transactions.
Compensation of Outside Directors
     MRV’s current compensation program for non-management directors has been in effect since October 20, 2004, and is designed to achieve the following goals: compensation should fairly pay directors for work required for a company of MRV’s size and scope; compensation should align directors’ interests with the long-term interest of stockholders; and the structure of the compensation should be simple, transparent and easy for stockholders to understand. The table below on non-management directors’ compensation during 2006 includes the following compensation elements :
     Annual Compensation. Annual compensation of $18,000 was paid in cash to each non-management director in monthly installments for each month of service.
     Board and Committee Meeting Participation. Meeting compensation of $1,000 was paid in cash for each Board and Committee of the Board meeting for which a non-management director participated in person or telephonically.
     Option Awards. Options were granted to non-management directors as follows:
•	All non-management directors were granted 30,000 options on January 31, 2006 with an exercise price of $2.56 per share, equal to the closing price of MRV’s stock on the date of grant, and vest 25% each year beginning one year after the date of grant.

•	All members of the Audit Committee were granted 10,000 options on December 1, 2006 with an exercise price of $3.58 per share, equal to the closing price of MRV’s stock on the date of grant are fully vested and exercisable on the date of grant.

N O N - M A N A G E M E N T D I R E C T O R S ’
C O M P E N S A T I O N F O R F I S C A L 2 0 0 6
	Fees Earned or
Name of Director	Paid in Cash (1)	Option Awards (2)	Total

Baruch Fischer	$27,000	$110,370	$137,370

Harold Furchtgott-Roth	$30,000	$122,679	$152,679

Guenter Jaensch	$34,000	$122,679	$155,679

Igal Shidlovsky	$32,000	$122,679	$153,679

Daniel Tsui	$34,000	$122,679	$155,679

(1)	This column reports the amount of cash compensation earned or paid in cash in 2006 to non-management directors for Board and committee service.

(2)	This column reports the grant date fair value of options granted to non-management directors, calculated using the Black-Scholes model, which is the method MRV uses to report the fair value for option awards in its financial statements in accordance with SFAS No. 123(R). For additional information of valuation assumptions, please see note 13 of the notes to MRV’s financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC on March 6, 2007. The dollar amounts reflect the dollar amount recognized in 2006 for financial statement reporting purposes and do not necessarily correspond to the actual value that will be realized by the non-management directors from the options awarded.
Director Attendance at Annual Meetings
     The Company uses reasonable efforts to schedule its annual meeting of stockholders at a time and date to maximize attendance by directors, taking into account the directors’ schedules. In cases where the Company, in its reasonable business judgment, believes that stockholder attendance at its annual meetings is significant, the Company encourages director attendance at such annual meetings. Directors make every effort to attend the Company’s annual meeting of stockholders when meaningful stockholder attendance at such meeting is anticipated. Noam Lotan attended the 2006 Annual Meeting.
Compliance with Section 16(a) of the Securities Exchange Act of 1934
     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, executive officers and 10% or greater stockholders are required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file.
     We believe, based solely on a review of the copies of such reports furnished to the Company, that each report required of the Company’s executive officers, directors and 10% or greater stockholders was duly and timely filed during the year ended December 31, 2006.
Relationships of Officers and Directors and Terms of Office
     Except for Dr. Near Margalit, the Chief Executive Officer of MRV’s subsidiary, Luminent, Inc., who is the son of Dr. Shlomo Margalit, and Dr. Harold Furchtgott-Roth, who is the cousin of Noam Lotan’s wife, none of the Executive Officers, Directors or Director nominees of MRV are related by blood, marriage or adoption to any of MRV’s executive officers, Directors or Director nominees. The Board of Directors elects officers annually and those elected serve at the discretion of the Board, subject, in the cases of Dr. Shlomo Margalit and Mr. Lotan, to the terms of their respective employment agreements described in “Employment Agreements and Change of Control Arrangements” on page 36 of this proxy statement.
Communications with the Board
     The Board has established a process by which stockholders and other interested parties may communicate with members of the Board of Directors. Any stockholder or other interested party who desires to communicate with the Board of Directors, individually or as a group, may do so by writing to the intended member or members of the Board of Directors, c/o Compliance Officer, 20415 Nordhoff Street, Chatsworth, California 91311.
     All communications received in accordance with this procedure will be reviewed initially by the office of our Compliance Officer to determine that the communication is a message to our directors and will be relayed to the appropriate director or directors unless the officer determines that the communication is an advertisement or other promotional material. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate.

EXECUTIVE OFFICERS OF THE COMPANY
     Biographies of the current executive officers of the Company are set forth below, excluding Mr. Noam Lotan’s and Dr. Shlomo Margalit’s biographies, which are included under “Director Nominees” above.
     Kevin Rubin, 32, became Chief Financial Officer in December 2005. Since April 2002, Mr. Rubin has served as Vice President of Finance and Corporate Compliance Officer of MRV. From 1995 through March 2002, Mr. Rubin was employed by Arthur Andersen LLP providing services to a broad array of high-tech companies ranging from small private companies to public companies with market capitalizations in excess of $1 billion. Mr. Rubin holds a bachelor of science degree in business economics from the University of California, Santa Barbara, and is a certified public accountant.
     Near Margalit, 34, Ph.D. re-joined MRV in May 2002 as Vice President of Marketing and Business Development. In February 2003, Dr. Margalit was appointed Chief Executive Officer of Luminent, Inc. From 1998 until re-joining MRV, Dr. Margalit was founder, Chairman and Chief Technology Officer for Zaffire, Inc., a DWDM Metro Platform company, which was acquired by Centerpoint in October 2001. At Zaffire, Dr. Margalit was responsible for product vision and architecture of integrating DWDM and SONET technology. Prior to founding Zaffire, Dr. Margalit was employed by MRV, both in the optical component and networking divisions. Dr. Margalit holds a bachelor of science degree in applied physics from Caltech and a Ph.D. in optoelectronics from the University of California, Santa Barbara.
     Michael Blust, 31, became Vice President of Finance in December 2005. From August 2002 to December 2005, Mr. Blust had served as the Corporate Controller of MRV. From 1999 through June 2002, Mr. Blust was employed by Arthur Andersen LLP providing services to a wide range of high-tech and manufacturing companies in both the public and private sector. Mr. Blust graduated summa cum laude from the University of California, Los Angeles, with a bachelor of science degree in business economics and is a certified public accountant.
BENEFICIAL OWNERSHIP OF MRV COMMON STOCK
BY DIRECTORS AND NAMED EXECUTIVE OFFICERS
     We encourage our directors, officers and employees to own our common stock, as owning our common stock aligns their interest with those interests of our stockholders. The following table sets forth the beneficial ownership of MRV common stock, as of March 15, 2007, by each of our current directors and director nominees and the Named Executive Officers, and by all of our current directors, director nominees and executive officers named in the Summary Compensation Table on page 32 of this proxy statement (the “Named Executive Officers” or “NEO”).

C O M M O N S T O C K B E N E F I C I A L L Y O W N E D
A S O F M A R C H 1 5 , 2 0 0 7
		Subject to Stock
		Options
		Exercisable		Percentage
	Shares (1)	Within 60 Days (2)	Total	Ownership (3)

NAMED EXECUTIVE OFFICERS
Noam Lotan	1,457,040	164,500	1,621,540	1.3%
Shlomo Margalit	3,260,660	—	3,260,660	2.6%
Kevin Rubin	5,000	116,750	121,750	*
Near Margalit	—	258,250	258,250	*
Michael Blust	1,000	39,750	40,750	*

NON-MANAGEMENT DIRECTORS
Igal Shidlovsky	8,600	143,742	152,342	*

C O M M O N S T O C K B E N E F I C I A L L Y O W N E D
A S O F M A R C H 1 5 , 2 0 0 7
		Subject to Stock
		Options
		Exercisable		Percentage
	Shares (1)	Within 60 Days (2)	Total	Ownership (3)

Guenter Jaensch	—	69,500	69,500	*
Daniel Tsui	215	164,250	164,465	*
Baruch Fischer	—	154,250	154,250	*
Harold Furchtgott-Roth	—	27,500	27,500	*

All Current Directors and Current Named Executive Officers as a Group	4,732,515	1,138,492	5,871,007	4.6%

*	Less than 1%

(1)	Each current non-management director and Named Executive Officer has sole voting and investment power with respect to these shares.

(2)	This column relates to shares that may be acquired by the non-management director or Named Executive Officer pursuant to stock options that are or will become exercisable within 60 days.

(3)	For each individual and group included in the table above, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 125,967,059 shares of common stock outstanding as of March 15, 2007 plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after March 15, 2007.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
     The Compensation Committee of the Board has responsibility for evaluating, approving and recommending the Company’s compensation programs including reviewing and approving corporate goals and objectives relative to compensation, evaluating performance in light of those goals and determining compensation levels based on this evaluation.
     Philosophy
     MRV’s compensation policies are structured to link the compensation of the chief executive officer and other executive officers to corporate performance, to set base salaries by referring to those of comparable or comparably-sized businesses and then to provide performance based variable compensation, such as bonuses, as determined by the Compensation Committee according to factors such as MRV’s financial performance and the performance of its share price. This philosophy allows total compensation to fluctuate from year to year. As a result, the Named Executive Officers’ actual compensation levels in any particular year may be above or below those of MRV’s competitors, depending upon the evaluation of the compensation factors described above by the Committee. Through the establishment of compensation programs and employment agreements, MRV has attempted to align the financial interests of its executives with the results of MRV’s performance, to set base salaries by referring to broad-based published market data to determine whether we are generally competitive in the market and then to provide performance based variable compensation, such as salary increases, bonuses and equity awards, based on such as MRV’s financial performance and the performance of its share price. It should be noted that this market data does not necessarily come from a specified peer group, is not industry specific and is not necessarily related to companies included in the indexes used for comparison in the Comparison of 5 Year Cumulative Total Return chart included in our 2006 Annual Report that accompanies this proxy statement. The Compensation Committee does not attempt to maintain a certain target percentile within a peer group.

     In general, the compensation package provided to MRV’s senior executives consists of:
•	base salary;

•	performance-based annual incentive compensation in the form of a cash bonus; and

•	longer-term equity incentive compensation in the form of stock options.
     To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to MRV and to the executives of various types of compensation. Some types of compensation and their deductibility depend upon the timing of an executive’s vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws also affect the deductibility of compensation. To the extent reasonably practicable and to the extent it is within the Compensation Committee’s control, the Committee intends to limit executive compensation in ordinary circumstances to that deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended. In doing so, the Committee may utilize alternatives (such as deferring compensation) for qualifying executive compensation for deductibility and may rely on grandfathering provisions with respect to existing contractual commitments.
     Determination of CEO’s Compensation
     In March 1992, Mr. Lotan entered into a three-year employment agreement effective upon completion of MRV’s initial public offering in December 1992, which, upon expiration, automatically renews for one-year terms unless either MRV or Mr. Lotan terminates it by giving the other three months’ notice of non-renewal prior to the expiration of the current term. Under the employment agreement when effective in 1992, Mr. Lotan’s base salary during the first year was $100,000, and was subject to increase or decrease thereafter in the discretion of the Board of Directors. Mr. Lotan’s base compensation was first revised by the Board in 2002 when it raised it to $150,000 for that year.
     Mr. Lotan’s base compensation was further revised in 2005 and 2006 to $200,000 and $250,000, per year, respectively. Mr. Lotan’s base compensation was not adjusted in 2003 or 2004 and remained at the 2002 level because neither the Committee nor Mr. Lotan believed, based on MRV’s financial and share performance during those years, that an adjustment was appropriate. In determining the amount of the increase in Mr. Lotan’s base compensation, incentive bonus and stock option awards for 2006, the Compensation Committee reviewed market data of businesses it considered comparable and comparably-sized to MRV and such factors as the total compensation paid to other chief executives in such businesses, Mr. Lotan’s years of service with MRV, the compensation paid to Mr. Lotan and MRV’s other executives during years prior to 2006 and MRV’s financial and share-price performance since 2001 generally and in 2006 particularly. The Committee did not make any specific determination as to whether any particular factor was favorable or unfavorable to their ultimate conclusion or assign any particular weight to any factor, but conducted an overall analysis of the factors described above.
     Annual Compensation Methodology
     Management and, in particular, the Chief Executive Officer and the Chief Financial Officer, are instrumental in developing recommendations for compensation levels of senior management, including the Chief Executive Officer and Chief Financial Officer, for submission to the Compensation Committee. These officers review the performance of each senior executive each year shortly after the financial results for a fiscal year are known (the “Annual Performance Review”). The conclusions reached and recommendations based on this review, including proposed salary, incentive bonuses and stock option grants, are presented to the Compensation Committee.
     In the first quarter of each year, following submission of the compensation recommendations from senior management, the Compensation Committee meets to consider the compensation recommendations of annual salary, bonus and stock based compensation and whether the company’s financial performance for the preceding year justifies increases in base salary, the award of a discretionary bonus and/or the grant of equity-based compensation.

     In connection with its deliberations, the Compensation Committee also has tally sheets available for review covering each of the senior executives, which were prepared by our finance and human resources departments that show for each of these individuals the “comprehensive income” received by such executive officer during each of the preceding two fiscal years. Comprehensive income is the term often used in computing total annual compensation and consists, in MRV’s case, for each of the two preceding years the total of (1) the cash compensation (i.e., salary and bonus), paid or payable to the executive for each of the two preceding years, (2) adding the increase or subtracting the decrease of the value of stock-based compensation as of the end of each of the two preceding fiscal years, and (3) adding the amount of any other executive perquisites, which in MRV’s case, consist of the total cash contributed by MRV during the year to its 401(k) savings plan for the executive and insurance premiums on health, dental, vision and life insurance covering the executive that MRV pays. These same perquisites are also provided by MRV to all of its employees in the United States. The value of stock-based compensation is computed for each of the two fiscal years by (a) adding the value at the time of stock options grants to the executive during that year (which is determined using the same financial model used to compute the value of all compensatory options granted during the year for purposes of preparing MRV’s financial statements under generally accepted accounting principles applicable to the company during the year), (b) adding the unrealized gain or subtracting the unrealized loss in the intrinsic value of in-the-money stock options previously granted and held by the executive at the end of the year (regardless of whether the options have vested) from the intrinsic value of in-the money options held by the executive at the end of the preceding year and (c) adding the unrealized gain or subtracting the unrealized loss at the end of the year on the market value of shares of MRV’s stock obtained by the executive upon exercise of previously granted company-options from the value of such shares at the end of the preceding year. Thus, if MRV’s stock price declines to an amount at the end of the second year that is lower than the stock price at the end of the preceding year, the decrease in equity value of shares held by the executive at the end of the latest year could very easily offset any increase in cash compensation and even result in less comprehensive income attributable to the executive in the later year notwithstanding that his cash compensation was substantially increased during the year as compared to the previous year. Such tally sheets are provided to the Compensation Committee for information purposes only in order to allow the members to consider prior compensation paid to an executive as a factor in determining the amount of current-year salary, bonus and option grants and previous-year bonus compensation and may be given such weight as the members believe appropriate in their deliberations.
     With such information, marketplace data, the Annual Performance Review and the recommendations of the Chief Executive Officer, Chairman of the Board, Chief Financial Officer and Luminent’s Chief Executive Officer, MRV’s financial and share price performance, comprehensive income of the executives during each of the two previous years available from the tally sheets, the Compensation Committee considers and discusses (a) the compensation for the Company’s Chief Executive Officer for his services to the Company for the current year and the amount of any bonus for services rendered to the Company during 2006; (b) cash compensation to be paid to each of the Company’s other senior executives for their services to the company during the ensuing year; (c) cash bonuses to be paid to each of the Company’s senior executives for services rendered and performance goal attainment during the preceding year, and (d) the amount of equity-based number of equity-based compensation to be granted to each of such officers.
     The recommendations of the Compensation Committee are then reported by the Chairman of the Compensation Committee to the full Board of Directors and the full Board determines, after discussion with the Compensation Committee, the amounts of compensation to be paid or received by senior management. Senior management for this purpose and for purposes of the preceding discussion include the Chief Executive Officer, the Chief Financial Officer, the Chairman of the Board and Chief Technical Officer, and the Chief Executive Officer of Luminent, Inc., the Company’s wholly-owned subsidiary.
     Using the forgoing methodology, during the first quarter of 2007, the Compensation Committee recommended to the Board salaries for 2007 (retroactive to January 1, 2007), bonus payments for 2006 and stock option grants to the following senior executives in the following amounts.

		2007 Base	2006	Options for #
Name of NEO	Position	Salary($)	Bonus($)	of Shares
Noam Lotan	President and Chief Executive Officer	$260,000	$40,000	80,000

Shlomo Margalit	Chairman of the Board and Chief
	Technical Officer	$240,000	$40,000	80,000
Kevin Rubin	Chief Financial Officer	$245,000	$40,000	70,000

Near Margalit	Chief Executive Officer, Luminent, Inc.	$250,000	$40,000	75,000
     As he has done in past years, Dr. Shlomo Margalit, informed the Compensation Committee that he declined the increase in his salary, any bonus and the grant of options. At its meeting on February 28, 2007, the Board (with Mr. Lotan and Dr. Margalit abstaining) accepted the recommendations of the Compensation Committee (except with respect to Dr. Margalit because of his declination) and approved the compensation to the senior executives named in the above table other than Dr. Shlomo Margalit. Accordingly, Dr. Shlomo Margalit’s 2007 compensation remains at the same annual level (salary of $110,000, plus 401(k) contributions and health, dental, vision and life insurance premiums paid on his behalf) at which it has been since 1992.
     The Board did not grant the options to purchase the shares indicated in the table; rather the Board authorized such options to be granted from a new equity-based employee benefits plan that we planned to adopt prior to the registrant’s 2007 Annual Meeting of Stockholders and submit to stockholders for approval at that meeting. The new plan is being presented to stockholders for approval at this Annual Meeting and is described under Proposal Number 3 beginning at page 9 of this proxy statement. If approved by stockholders, the new plan will replace the Company’s 1997 Incentive and Nonstatutory Stock Option Plan, which expires in November 2007. In such case, the exercise price of the options granted to the senior executives listed in the above table will be equal to the closing price per share as reported on the Nasdaq Stock Market on the date of grant, the options will be exercisable for ten years from the date of grant (unless sooner terminated pursuant to provisions of the plan when adopted), will vest in cumulative installments of 25% per year for the four years from the date of grant and will otherwise be subject to the provisions of the plan when adopted. If stockholders approve the new plan, the options reflected in the above table will be granted on the “First Available Grant Date” following such approval at an exercise price per share equal to the closing price per share of the date of grant. For information on the meaning of “First Available Grant Date” and MRV’s policy with respect to awards of equity-based compensation, see Stock Option Policy below.
     Stock Option Policy
     In 2006, in view of the scandals involving, and media and investor focus on, stock option grants and the timing and pricing mechanisms employed by certain companies, including the practices of some companies to grant options using schemes that have been referred to as “backdating,” “spring-loading” and “bullet-dodging,” MRV adopted a written stock option policy to supplement the provisions of its equity-compensation plans and to govern the timing of its stock option grants to employees generally and to its officers and directors in particular. The goal in creating and adopting the policy was and is to try to ensure that equity-based awards were made in a manner consistent with the terms of the governing plans and only at times, and at prices, when all material information had been disseminated to MRV stockholders, thereby placing all participants in MRV equity-award plans in no better position with respect to their receipt of stock options and other equity incentives than investors making investment decisions with respect to MRV’s common stock. The following summarizes the material provisions of the policy:
     Timing of Grants. Under the policy, grants to any participant can be made only on the following seven “Available Grant Dates” during the year: March 1, May 1, June 1, August 1, September 1, November 1 and December 1, or if a weekend or holiday, on the first trading day thereafter. These dates all coincide with MRV’s normal window periods for trading by officers and directors and maintained MRV’s practice of granting options on the first day of a month based on the Nasdaq closing price that day. Provision is made in the policy to postpone the grant date in case MRV is required to close a trading window on an Available Grant Date because of some material extraordinary event that has not then been disclosed publicly. The intent of the policy in linking grants to window dates is to guard against practices that have been principal focuses of the option controversy, namely spring-loading or bulleting-dodging of option grants, i.e., the announcement of material good news immediately after the grant or material bad news immediately before the grant.
     Date of Grants. The “Date of Grant” under the policy is the nearest Available Grant Date following the date on which the grants are approved in accordance with the policy (the “Approval Date”).
     Grants to Section 16 Officers and Directors. In the case of grants to directors and executive officers of MRV required to file reports under Section 16 of the Securities and Exchange Act of 1934 (“Section 16 Officers”) grants are to be made once per year on the Available Grant Date nearest following the month of the Approval Date.
     Grant Allocations to Employees. The annual aggregate number of grants to be allocated to employees (other than Section 16 Officers) is to be established each year by the Compensation Committee at its last meeting held the preceding year or the first meeting held during the year or as otherwise determined by the Compensation Committee.
     Individual Grants
     Employees. The Chief Executive Officer shall submit a list of option recommendations to the Compensation Committee, together with a form of unanimous consent, by, or as soon as practical after, the end of each quarter. The Compensation Committee shall consider the submitted list and to the extent approved, such approval is to be evidenced by the Compensation Committee signing (or otherwise indicating assent thereto through electronic means as permitted by Delaware law) and delivering the signed consents (or electronic assents thereto) with the approved list of grants attached to the Chief Executive Officer. The “Date of Grant” for such approved list of grants is to be on the first Available Grant Date following the date on which the signed consents (or the electronic assents thereto) from all members of the Compensation Committee are received by the office of the Chief Executive Officer.
     Section 16 Officers. Annual grants to Section 16 Officers (e.g., Chief Executive Officer, Chief Financial Officer, Chief Technical Officer, etc.) are to be approved during the first quarter of MRV’s fiscal year by the full Board of Directors in amounts determined by the Board of Directors based upon recommendations of the Compensation Committee. The first quarter was selected to permit the Board to consider MRV’s previous year’s financial performance and outlook for the current year. The Date of Grant for grants to Section 16 Officers is to be on the next Available Grant Date following the date that all of the signed directors’ consents for the Section 16 officers’ grants (or the electronic assents thereto) are received by the Chief Executive Officer, which presumably will occur in the first quarter.
     Directors. Annual grants to members of the Board of Directors in their capacity as directors or as members of Board committees is to be made during the last quarter of MRV’s fiscal year by the full Board of Directors in amounts determined by the Board of Directors using such guidance as the members, in the exercise of business judgment, so determine. The Date of Grant for grants to directors is to be on the next Available Grant Date following the date that all of the signed directors consents for the directors’ grants (or the electronic assents thereto) are received by the Chief Executive Officer. This was intended to carry on as nearly as practicable to MRV’s practice of granting options to directors during the last quarter of each year.
     Exercise Prices: Consistent with the governing plans, the policy requires the exercise price per share of all options granted is to be equal to the closing price per share of MRV’s common stock on the Nasdaq Stock Market on the Date of Grant (the “Closing Price”). However, provision is made in the policy for the exercise price per share for options to be more than the Closing Price if necessary to satisfy requirements under income tax laws applicable to employees outside of the United States regarding the determination of fair market value of common stock underlying options.
     Section 16 Compliance. The policy expressly provides for the filing with the SEC of a Form 4 by or on behalf of a Section 16 Officer or director receiving a grant within the time required following the applicable Date of Grant and that such filing shall, to the extent the grant has not otherwise been accepted, conclusively establish the recipient’s acceptance of the grant.

     Flexibility. Although the policy contemplates that grants will be evidenced by written consents (or electronic assents) with grantee lists attached, the policy permits the Board or the Compensation Committee to approve grants or otherwise act with respect to equity-based awards at Board or Compensation Committee meetings, as applicable.
Compensation Committee Report
     Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Securities Exchange Act of 1934 that might incorporate future filings, in whole or in part, including our Annual Report on Form 10-K for the year ended December 31, 2006 and the Company’s currently effective Registration Statements on Forms S-3 and S-8, the following Report, and the Report of the Audit Committee set forth on page 37 shall not be incorporated by reference into any such filings.
     The Compensation Committee of MRV Communications, Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
2006 Compensation Committee of the Board of Directors

Igal Shidlovsky,
Chairman	Guenter Jaensch	Daniel Tsui	Baruch Fischer
Summary Compensation Table
     The following table shows information regarding compensation paid during each of the past three fiscal years to MRV’s principal executive officer, principal financial officer and each of the two other executive officers serving at December 31, 2006 or during 2006, who received receiving total compensation of $100,000 or more during 2006 (collectively, the “Named Executive Officers”):

S U M M A R Y C O M P E N S A T I O N T A B L E
					All Other
				Option	Compensa
	Year	Salary	Bonus	Awards (1)	tion (2)	Total

Noam Lotan	2006	$225,000	$40,000	$134,001	$17,062	$416,063
President and Chief Executive	2005	$200,000	$—	$151,078	$16,159	$367,237
Officer	2004	$150,000	$—	$43,703	$14,662	$208,365

Shlomo Margalit	2006	$110,000	$—	$—	$7,096	$117,096
Chairman, Chief Technical	2005	$110,000	$—	$—	$6,837	$116,837
Officer and Secretary	2004	$110,000	$—	$—	$6,175	$116,175

Kevin Rubin(3)	2006	$200,000	$40,000	$114,858	$14,172	$369,030
Chief Financial Officer and	2005	$153,000	$35,500	$177,561	$12,663	$378,724
Compliance Officer	2004	$150,000	$33,500	$35,451	$13,997	$232,948

Near Margalit	2006	$200,000	$40,000	$134,001	$16,978	$390,979
Chief Executive Officer,	2005	$180,000	$—	$119,932	$15,903	$315,835
Luminent, Inc.	2004	$160,000	$10,000	$53,924	$15,068	$238,992

Michael Blust(4)	2006	$140,000	$17,000	$74,174	$11,476	$242,650
Vice President of Finance	2005	$101,000	$17,050	$38,769	$6,589	$163,408

(1)	The grant date fair value of options is calculated using the Black-Scholes model. The fair value shown for option awards are accounted for in accordance with Statements of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment” (“SFAS No. 123(R)”). For additional information of valuation assumptions, refer to note 13 of the MRV financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC. These amounts reflect the Company’s accounting expense, and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(2)	“All Other Compensation” includes Company contributions to its 401(K) savings plan on behalf of the Named Executive Officer, as well as health, dental, vision and life insurance premiums paid on behalf of the Named Executive Officer.

(3)	Mr. Rubin became Chief Financial Officer in December 2005. From 2002 to December 2005, Mr. Rubin served as MRV’s Vice President of Finance.

(4)	Mr. Blust became Vice President of Finance of MRV in December 2005. The table also includes Mr. Blust’s compensation during 2005 before he became an executive officer of MRV.
Grants of Plan-Based Awards in 2006
     The following table sets forth information with respect to plan-based awards to the Named Executive Officers during 2006:

G R A N T S O F P L A N – B A S E D A W A R D S
D U R I N G F I S C A L 2 0 0 6
		Number of	Option
		Securities	Exercise	Full Grant
	Grant	Underlying	Price ($/sh)	Date Fair
	Date	Options (1)	(2)	Value (3)	Vesting Schedule

Noam Lotan	6/1/06	70,000	$3.24	$134,001	25% vests each year for four years from the date of grant

Shlomo Margalit		—	—	$—	Not applicable.

Kevin Rubin	6/1/06	60,000	$3.24	$114,858	25% vests each year for four years from the date of grant

Near Margalit	6/1/06	70,000	$3.24	$134,001	25% vests each year for four years from the date of grant

Michael Blust	4/3/06	15,000	$3.96	$35,024	25% vests each year for four years from the date of grant
	7/3/06	10,000	$3.07	$17,913	25% vests each year for four years from the date of grant
	9/1/06	15,000	$2.44	$21,237	25% vests each year for four years from the date of grant

(1)	The number of stock options granted during 2006 to the Named Executive Officers.

(2)	The exercise price for the stock options granted, which was equal to the closing price of MRV stock as reported by Nasdaq on the date of grant.

(3)	The grant date fair value of options is calculated using the Black-Scholes model. The fair value shown for option awards are accounted for in accordance with SFAS No. 123(R). For additional information of valuation assumptions, refer to note 13 of the MRV financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC. These amounts reflect the Company’s accounting expense, and do not correspond to the actual value that will be recognized by the Named Executive Officers.
Outstanding Equity Awards at 2006 Fiscal Year-End
     MRV only has incentive plans that are equity-based (other than bonuses that are awarded and paid annually in the discretion of the Board). The following table provides information on the holdings of equity awards by the Named Executive Officers as December 31, 2006. This table includes unexercised and unvested option awards. Each equity grant is shown separately for each named executive.

O U T S T A N D I N G E Q U I T Y A W A R D S
A T 2 0 0 6 F I S C A L Y E A R – E N D
			Number of	Number of
			Securities	Securities
			Underlying	Underlying
			Unexercised	Unexercised	Option	Option
			Options	Options	Exercise	Expiration
	Grant Date		Exercisable	Unexercisable	Price	date

Noam Lotan	1/9/01	(1)	18,000	—	$12.00	1/9/07
	9/21/01	(1)	80,000	—	$2.70	9/21/07
	10/29/02	(2)	—	100,000	$0.99	10/29/12
	10/29/02	(3)	12,000	—	$0.99	10/29/12
	12/29/03	(3)	15,000	5,000	$3.35	12/29/13
	3/22/04	(3)	12,500	12,500	$2.80	3/22/14
	2/28/05	(3)	15,000	45,000	$3.70	2/28/15
	12/30/05	(3)	8,750	26,250	$2.05	12/30/15
	6/1/06	(3)	—	70,000	$3.24	6/1/16

Shlomo Margalit			—	—	$—	N/A

Kevin Rubin	6/11/02	(3)	50,000	—	$1.10	6/11/12
	1/15/03	(3)	4,500	1,500	$1.38	1/15/13
	5/8/03	(3)	3,750	1,250	$1.44	5/8/13
	12/15/03	(3)	3,000	1,000	$3.41	12/15/13
	3/24/04	(3)	3,000	3,000	$2.78	3/24/14
	6/30/04	(3)	3,000	3,000	$2.74	6/30/14
	10/29/04	(3)	4,000	4,000	$3.47	10/29/14
	2/28/05	(3)	5,000	15,000	$3.70	2/28/15
	6/30/05	(3)	2,500	7,500	$2.17	6/30/15
	11/30/05	(3)	3,750	11,250	$1.82	11/30/15
	12/30/05	(3)	25,000	75,000	$2.05	12/30/15
	6/1/06	(3)	—	60,000	$3.24	6/1/16

Near Margalit	6/11/02	(3)	190,000	—	$1.10	6/11/12
	12/29/03	(3)	15,000	5,000	$3.35	12/29/13
	3/22/04	(3)	9,000	9,000	$2.80	3/22/14
	8/31/04	(3)	9,000	9,000	$2.22	8/31/14
	2/28/05	(3)	11,875	35,625	$3.70	2/28/15
	12/30/05	(3)	7,000	21,000	$2.05	12/30/15
	6/1/06	(3)	—	70,000	$3.24	6/1/16

Michael Blust	10/8/02	(3)	14,250	—	$0.67	10/8/12
	4/9/03	(3)	2,250	750	$1.11	4/9/13
	8/11/03	(3)	2,250	750	$1.95	8/11/13
	3/22/04	(3)	2,000	2,000	$2.80	3/22/14
	6/30/04	(3)	1,750	1,750	$2.74	6/30/14
	10/29/04	(3)	2,250	2,250	$3.47	10/29/14
	2/28/05	(3)	2,500	7,500	$3.70	2/28/15
	6/30/05	(3)	2,000	6,000	$2.17	6/30/15
	11/30/05	(3)	2,500	7,500	$1.82	11/30/15
	4/3/06	(3)	—	15,000	$3.96	4/3/16
	7/3/06	(3)	—	10,000	$3.07	7/3/16
	9/1/06	(3)	—	15,000	$2.44	9/1/16

(1)	20% vests each year for five years from the date of grant.

(2)	100% vested ten years from the date of grant.

(3)	25% vests each year for four years from the date of grant.
Option Exercises in Fiscal 2006 and Other Compensation
     There were no option exercises during fiscal 2006 by any of the Named Executive Officers.
     MRV did not grant any stock appreciation rights, or SARs, or similar instruments, or restricted stock, restricted stock units and similar instruments during 2006.
     MRV does not have a pension or other retirement plan (except for a 401(k) savings plan under which it makes employer contributions on behalf of employees in the US generally).
     MRV does not have any nonqualified defined contribution or other nonqualified deferred compensation plans that provide or provides for the deferral of compensation on a basis that is not tax-qualified.
Equity Compensation Plans
     The table below sets forth information with respect to shares of common stock that may be issued under our stock option and warrant plans as of December 31, 2006.

Number of securities
		Weighted	remaining available for
	Number of securities	average	future issuance under
	issuable upon	exercise price	equity compensation
	exercise of	of outstanding	plans (excluding
	outstanding options	options and	securities reflected in
Plan Category	and warrants	warrants	column (a))
	(a)	(b)	(c)
Stock option and warrant plans approved by security holders (1)	2,936,600	$3.04	417,983
Stock option and warrant plans not approved by security holders (2)	8,779,830	$3.11	1,517,073

Total	11,716,430	$3.09	1,935,056

(1)	Includes shares underlying options granted under the 1997 Incentive and Nonstatutory Stock Option Plan.

(2)	Includes shares underlying options or awards granted or reserved for future grant under the Non-Director and Non-Executive Officer Consolidated Long-Term Stock Incentive Plan (the “Consolidated Plan”) and shares underlying options or warrants granted under the following plans prior to the adoption in January 2003 of the Consolidated Plan:
•	1998 Nonstatutory Stock Option Plan;

•	2001 MRV Communications, Inc. Stock Option Plan for Employees of Appointech, Inc.;

•	2000 MRV Communications, Inc. Stock Option Plan for Employees of AstroTerra Corporation;

•	MRV Communications, Inc. 2002 International Stock Option Plan;

•	Warrants provided to Nathan Shilo as trustee for employees and designated consultants of NBase Communications, Ltd. exercisable on July 19, 1996, July 13, 1997, July 13, 1998, January 2, 1998 and January 4, 1999;

•	Italian Employees Warrant Program;

•	Stock options issued and outstanding on the effective date of the merger of Luminent under the Luminent Amended and Restated 2000 Stock Option Plan that were assumed by MRV and are exercisable for 0.43 shares of Common Stock for each share of Luminent held under the relevant option;

•	MRV Communications, Inc. 2002 Nonstatutory Stock Option Plan for Employees of Luminent, Inc.; and

•	2000 MRV Communications, Inc. Stock Option Plan for Employees of Optronics International Corp.
     As a result of the adoption, in January 2003, of the Consolidated Plan, the plans set forth in the bulleted paragraphs immediately above in this footnote were terminated and shares available for future grants of options or warrants under these plans, including shares that became and become available as a consequence of the lapse, expiration or forfeiture of outstanding options or warrants granted under such terminated plans, were rolled into, and became available for, future grants of options and other awards under the Consolidated Plan. No net increase in the total number of shares available for the grant of options or awards under the Consolidated Plan from the total number of shares covered by outstanding options, warrants or awards granted, available or reserved in the Consolidated Plan at the time the Consolidated Plan was adopted in January 2003 resulted from this action.
     Of MRV’s two outstanding equity compensation plans, its 1997 Incentive and Nonstatutory stock option plan, under which all employees, officers, directors and consultants are eligible to participate was submitted to and approved by stockholders, and its Consolidated Plan under which officers and directors may not participate was not submitted to or approved by stockholders as neither the Nasdaq qualification standards nor federal law required such approval at the time the Consolidated Plan was adopted.
Employment Agreements and Change of Control Arrangements
     We have generally attempted to avoid entering into employment agreements with our executives. However, we do have written employment agreements with Mr. Lotan and Dr. Shlomo Margalit. In March 1992, we entered into three-year employment agreements, effective upon completion of our initial public offering in December 2002, with Mr. Lotan and Dr. Margalit. Upon expiration, these agreements automatically renew for one-year terms unless either party terminates them by giving the other three months’ notice of non-renewal prior to the expiration of the current term. Accordingly, Mr. Lotan and Dr. Margalit are currently employed under the eleventh renewal of their employment agreements with a term expiring on March 22, 2008, but automatically renewable for another year unless notice of non-renewal is provided prior to at least three months’ before the expiration of the current term. Pursuant to the agreements, Mr. Lotan serves as President, Chief Executive Officer and a Director of MRV and Dr. Margalit serves as Chairman of the Board of Directors, Chief Technical Officer and Secretary. For 2006, Mr. Lotan and Dr. Margalit received base annual salaries of $225,000 and $110,000, respectively, and each is entitled to receive a bonus determined and payable at the discretion of the Board of Directors upon the recommendation of the Compensation Committee of the Board. MRV has obtained, maintained during 2006, and is the beneficiary of, a key man life insurance policy in the amount of $1,000,000 on the life of Mr. Lotan. All benefits under this policy are payable to MRV upon his death during the policy term.
     Both Mr. Lotan’s and Dr. Margalit’s employment agreements provide that upon a termination of their employment without cause or upon a change of control of MRV (as defined in the agreements), then upon notice termination, they shall be entitled to receive as severance pay a lump sum amount equal to one (1) year base salary, or an amount equal to the salary due to him under the terms of this contract at the time of termination, whichever is less. Thus, the actual amount, up to one-year base salary, that Mr. Lotan or Dr. Margalit will be entitled to upon a change of control would depend on when during the one-year terms of their employment agreements they received notice of termination.

REPORT OF THE AUDIT COMMITTEE
     The Audit Committee (the “Committee”) oversees MRV’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for MRV’s financial statements and the overall reporting process, including MRV’s system of financial controls. In fulfilling its oversight responsibilities during 2006, the Committee periodically:
•	reviewed the unaudited and audited financial statements with management and MRV’s independent registered public accounting firm during 2006, Ernst & Young LLP;

•	discussed the accounting principles, significant assumptions, estimates and matters of judgment used in preparing the financial statements with management and Ernst & Young LLP;

•	reviewed MRV’s financial controls and financial reporting process; and

•	reviewed significant financial reporting issues and practices, including changes in accounting principles and disclosure practices.
     The Committee also reviewed with Ernst & Young LLP, which was responsible in 2006 for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States, their judgment as to the quality and not just the acceptability, of MRV’s accounting principles and such other matters as are required to be discussed with the Committee under accounting principles generally accepted in the United States. The Committee periodically met with Ernst & Young to discuss the results of their examinations, their evaluations of MRV’s internal controls and the overall quality of MRV’s financial reporting.
     In addition, the Committee discussed with Ernst & Young LLP their independence from management and MRV including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Ernst & Young any matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Committee also considered the compatibility of Ernst & Young’s non-audit services (principally tax advisory services) with the standards for auditors’ independence. The Committee discussed with Ernst & Young the overall scope and plans for their audit.
     The Directors who serve on the Committee are all “independent” for purposes of the rules of the Nasdaq Stock Market. During 2006, the committee met six times, with all members of the committee during 2006 in attendance at each meeting.
     In reliance on the reviews and discussions referred to above and representations by management that the financial statements were prepared in accordance with generally accepted accounting principles, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006.
2006 Audit Committee of the Board of Directors

Guenter Jaensch, Chairman	Igal Shidlovsky	Daniel Tsui	Harold W. Furchtgott-Roth

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING
     You may submit proposals for consideration at future stockholder meetings.
     Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), in order to be included in MRV’s proxy materials. Stockholders who wish to submit a proposal for consideration at MRV’s 2008 Annual Meeting, but who do not wish to submit the proposal for inclusion in MRV’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, must deliver a written copy of their proposal no later than March 12, 2008. In the event that the date of MRV’s annual meeting of stockholders for a particular year is more than 30 days from the first anniversary date of the annual meeting of stockholders for the prior year, the submission of proposals to be included in MRV’s Proxy Statement and form of proxy relating to an annual meeting of stockholders held in that year or proposals for consideration at that annual meeting of stockholders but not submitted for inclusion in MRV’s proxy statement, will be considered timely received if submitted a reasonable time in advance of the printing and mailing of MRV’s proxy statement for the annual meeting of stockholders for that year. In any case, proposals should be delivered to MRV Communications, Inc., 20415 Nordhoff Street, Chatsworth, California 91311, Attention: Secretary. To avoid controversy and establish timely receipt by MRV, it is suggested that stockholders send their proposals by certified mail return receipt requested.
AVAILABILITY OF ANNUAL REPORTS ON FORM 10-K AND OTHER SEC FILINGS
Form 10-K
     You may obtain, without charge, hard copy of our Annual Report on Form 10-K for the year ended December 31, 2006, including our audited financial statements. You may also obtain copies of exhibits to the Form 10-K, but we will charge a reasonable fee to stockholders requesting such exhibits. You should direct your request to us at MRV Communications, Inc., 20415 Nordhoff Street, Chatsworth, California 91311, Attention: Secretary, or by calling Investor Relations at (818) 886-6782 or by emailing Investor Relations at ir@mrv.com.
Other SEC Filings
     We maintain a website at www.mrv.com. We make available free of charge, either by direct access or a link to the Securities and Exchange Commission (“SEC”) website, our proxy statement, our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after such reports are filed with the SEC. Our reports filed with, or furnished to, the SEC are also available directly at the SEC’s website at www.sec.gov.
ADDITIONAL INFORMATION
“Householding” of Proxy Materials
     The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Our company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or our company that they or our company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to MRV Communications, Inc., 20415 Nordhoff Street, Chatsworth, California 91311, Attention: Secretary or by calling Investor Relations at (818) 773-0900.

Proxy Solicitation Costs.
     Our company is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. Our officers and regular employees of MRV may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

By order of the Board of Directors

Shlomo Margalit,Secretary
Chatsworth, California
April 27, 2007

Appendix A
MRV COMMUNICATIONS, INC.
2007 OMINIBUS INCENTIVE PLAN
ARTICLE I
PURPOSE AND ADOPTION OF THE PLAN
     1.01. Purpose. The purpose of the MRV Communications, Inc. 2007 Incentive Plan (as amended from time to time, the “Plan”) is to assist in attracting and retaining highly competent employees, directors and consultants to act as an incentive in motivating selected employees, directors and consultants of MRV Communications, Inc. and its Subsidiaries to achieve long-term corporate objectives and to enable stock-based and cash-based incentive awards to qualify as performance-based compensation for purposes of the tax deduction limitations under Section 162(m) of the Code.
     1.02. Adoption and Term. The Plan has been approved by the Board of Directors of the Company to be effective as of the date of such approval, but is subject to the approval of the shareholders of the Company. The Plan shall remain in effect until terminated by action of the Board; provided, however, that no Awards may be granted hereunder after the tenth anniversary of its initial effective date.
ARTICLE II
DEFINITIONS
     For the purpose of this Plan, capitalized terms shall have the following meanings:
     2.01. Award means any one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares described in Article VII, Performance Awards described in Article VIII, Stock Units and other stock-based Awards described in Article IX, short-term cash incentive Awards described in Article X or any other Award made under the terms of the Plan.
     2.02. Award Agreement means a written agreement between the Company and a Participant or a written acknowledgment from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.
     2.03. Award Period means, with respect to an Award, the period of time, if any, set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.
     2.04. Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company, or if no such written designation is filed, by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Award Agreement upon the Participant’s death.
     2.05. Board means the Board of Directors of the Company.
     2.06. Change in Control means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:
          (a) The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, a Subsidiary or any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Company Voting Securities in excess of 25% of the Company Voting Securities unless such acquisition has been approved by the Board;
          (b) Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) persons who were members of the Board on the effective date of the Plan and (ii) persons who were nominated for elections as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the effective date of the Plan, provided, however, that any person nominated for election by a Board at least two-thirds of whom constituted persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i);
          (c) The consummation (i.e. closing) of a reorganization, merger or consolidation involving the Company, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than seventy five percent (75%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be;
          (d) The consummation (i.e. closing) of a sale or other disposition of all or substantially all the assets of the Company, unless, following such sale or disposition, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than seventy five percent (75%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity purchasing such assets in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale or disposition, as the case may be; or
          (e) a complete liquidation or dissolution of the Company.
     2.07. Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.
     2.08. Committee means the Committee defined in Section 3.01.
     2.09. Company means MRV Communications, Inc., a Delaware corporation, and its successors.
     2.10. Common Stock means Common Stock of the Company, par value $0.0017 par value per share.
     2.11. Company Voting Securities means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board.
     2.12. Date of Grant means the Date of Grant following the first Available Grant Date as specified in the Policy and subject to postponement as specified in the Policy.
     2.13. Dividend Equivalent Account means a bookkeeping account related to an Award that is credited with the amount of any cash dividends or stock distributions that would be payable with respect to the shares of Common Stock subject to such Awards had such shares been outstanding shares of Common Stock.
     2.14 Exchange Act means the Securities Exchange Act of 1934, as amended.
     2.15. Exercise Price means, with respect to a Stock Appreciation Right, the amount established by the Committee in the Award Agreement which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant, as further described in Section 6.02(b).

     2.16. Fair Market Value means, on any date, (i) the closing sale price of a share of Common Stock, as reported on the Composite Tape for New York Stock Exchange Listed Companies (or other established stock exchange on which the Common Stock is regularly traded) on such date or, if there were no sales on such date, on the last date preceding such date on which a sale was reported; (ii) if the Common Stock is not listed for trading on an established stock exchange, but a regular, active public market for the Common Stock exists (as determined in the sole discretion of the Committee or Board, whose discretion shall be conclusive and binding), the average of the closing bid and ask quotations per share of Common Stock in the over-the-counter (“OTC”) market for such shares on such date or, if no quotations are available on such date, on the last date preceding such date on which a quotation was reported; or (iii) if shares of Common Stock are not listed for trading on an established stock exchange or quoted on the OTC, Fair Market Value shall be determined by the Committee in good faith. Such definition of Fair Market Value shall be specified in the Award Agreement and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, or settlement or payout of an Award.
     2.17 Form S-8 means registration statements on Form S-8 under the Securities Act, or any successor Form under which the shares of Common Stock of the Company reserved for issuance under the Plan upon the issuance or exercise of Awards are registered,
     2.18. Incentive Stock Option means a stock option within the meaning of Section 422 of the Code.
     2.19. Merger means any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Company.
     2.20. Non-Qualified Stock Option means a stock option which is not an Incentive Stock Option.
     2.21. Options means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.
     2.22. Outstanding Common Stock means, at any time, the issued and outstanding shares of Common Stock.
     2.23. Participant means a person designated to receive an Award under the Plan in accordance with Section 5.01.
     2.24. Performance Awards means Awards granted in accordance with Article VIII.
     2.25. Performance Goals means net earnings or net income (before or after taxes); earnings per share or earnings per share growth, total units, or unit growth; net sales, sales growth, total revenue, or revenue growth; net operating profit; return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); earnings before or after taxes, interest, depreciation, and/or amortization; gross or operating margins; productivity ratios; share price or relative share price (including, but not limited to, growth measures and total stockholder return); expense targets; margins; operating efficiency; market share or change in market share; customer retention or satisfaction; working capital targets; economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).
     2.26. Plan shall have the meaning given to such term in Section 1.01.
     2.27 Policy shall mean the Policy of MRV Communications, Inc. Relating to Grants of Equity-based Awards adopted by the Board on October 10, 2006 as amended by the Board from time to time.
     2.28. Purchase Price, with respect to Options, shall have the meaning set forth in Section 6.01(b).
     2.29. Restoration Option means a Non-Qualified Stock Option granted pursuant to Section 6.01(f).

     2.30. Restricted Shares means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.
     2.31. Retirement means early or normal retirement under a pension plan or arrangement of the Company or one of its Subsidiaries in which the Participant participates or, in the case of a Participant who is a non-employee member of the Board, retirement under the Board’s retirement policy, if any.
     2.32. Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as the same may be amended from time to time, and any successor rule.
     2.33 Securities Act means the Securities Act of 1933, as amended.
     2.34. Stock Appreciation Rights means awards granted in accordance with Article VI.
     2.35 Subsidiary means a subsidiary of the Company within the meaning of Section 424(f) of the Code.
     2.36. Termination of Service means the voluntary or involuntary termination of a Participant’s service as an employee, director or consultant with the Company or a Subsidiary for any reason, including death, disability, retirement or as the result of the divestiture of the Participant’s employer or any similar transaction in which the Participant’s employer ceases to be the Company or one of its Subsidiaries. Whether entering military or other government service shall constitute Termination of Service, or whether and when a Termination of Service shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion.
ARTICLE III
ADMINISTRATION
     3.01. Committee.
          (a) Duties and Authority. The Plan shall be administered by the Compensation Committee of the Board except in the case Participants who are members of Board or Section 16 Officers, in which case the Plan shall be administered by the Board and as used herein the term “Committee” shall refer to either the Compensation Committee or the Board as the context shall so require in reference to the Participant and if not in reference to a Participant, the term “Committee” shall refer to the Compensation Committee or the Board. The Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee shall not, however, have or exercise any discretion that would disqualify amounts payable under Article X as performance-based compensation for purposes of Section 162(m) of the Code. The Committee may delegate such of its powers and authority under the Plan as it deems appropriate to a subcommittee of the Committee and/or designated officers or employees of the Company. In addition, the full Board may exercise any of the powers and authority of the Committee under the Plan. In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as appropriate, to the delegate of the Committee or the Board. Actions taken by the Committee or any subcommittee thereof, and any delegation by the Committee to designated officers or employees, under this Section 3.01 shall comply with Section 16(b) of the Exchange Act, the performance-based provisions of Section 162(m) of the Code, and the regulations promulgated under each of such statutory provisions, or the respective successors to such statutory provisions or regulations, as in effect from time to time, to the extent applicable.
          (b) Indemnification. Each person who is or shall have been a member of the Board or the Committee, or an officer of the Company to whom authority was delegated in accordance with the Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf; provided, however, that the foregoing indemnification shall not apply to any loss, cost, liability, or expense that is a result of his or her own willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, conferred in a separate agreement with the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
ARTICLE IV
SHARES
     4.01. Number of Shares Issuable. The total number of shares initially authorized to be issued under the Plan shall be 12,000,000 shares of common Stock. No more than 12,000,000 shares of Common Stock may be issued under the Plan as Incentive Stock Options. No more than 1,000,000 shares of Common Stock may be issued under the Plan as Awards under Articles VII, VIII and IX. The foregoing share limits shall be subject to adjustment in accordance with Section 11.07. The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock that shall have been reacquired by the Company.
     4.02. Shares Subject to Terminated Awards. Common Stock covered by any unexercised portions of terminated or forfeited Options (including canceled Options) granted under Article VI, Common Stock forfeited as provided in Section 7.02(a), Stock Units and other stock-based Awards terminated or forfeited as provided in Article IX, and Common Stock subject to any Awards that are otherwise surrendered by the Participant may again be subject to new Awards under the Plan. Shares of Common Stock surrendered to or withheld by the Company in payment or satisfaction of the Purchase Price of an Option or tax withholding obligation with respect to an Award shall be available for the grant of new Awards under the Plan. In the event of the exercise of Stock Appreciation Rights, whether or not granted in tandem with Options, only the number of shares of Common Stock actually issued in payment of such Stock Appreciation Rights shall be charged against the number of shares of Common Stock available for the grant of Awards hereunder, and any Common Stock subject to tandem Options, or portions thereof, which have been surrendered in connection with any such exercise of Stock Appreciation Rights shall not be charged against the number of shares of Common Stock available for the grant of Awards hereunder. .
ARTICLE V
PARTICIPATION
     5.01. Eligible Participants. Participants in the Plan shall be such employees, directors and consultants of the Company and its Subsidiaries as the Committee, in its sole discretion, may designate from time to time. The Committee’s designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year. The designation of a Participant to receive Awards or grants under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. Subject to adjustment in accordance with Section 11.07, in any calendar year, no Participant shall be granted Awards in respect of more than [500,000] shares of Common Stock (whether through grants of Options or Stock Appreciation Rights or other Awards of Common Stock or rights with respect thereto) or cash-based Awards for more than [$250,000].
ARTICLE VI
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
     6.01. Option Awards.
          (a) Grant of Options. The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee. The terms of any Option granted under this Plan shall be set forth in an Award Agreement.
          (b) Purchase Price of Options. The Purchase Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Committee; provided, however, that the Purchase Price of the Common Stock purchased pursuant to Options shall be equal to or greater than the Fair Market Value on the Date of Grant.
          (c) Designation of Options. The Committee shall designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Non-Qualified Stock Option.
          (d) Incentive Stock Option Share Limitation. No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company and its Subsidiaries) that would result in shares with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable in any one calendar year.
          (e) Rights As a Shareholder. A Participant or a transferee of an Option pursuant to Section 11.04 shall have no rights as a shareholder with respect to Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 11.07.
          (f) Restoration Options Upon the Exercise of a Non-Qualified Stock Option. In the event that any Participant delivers to the Company, or has withheld from the shares otherwise issuable upon the exercise of a Non-Qualified Stock Option, shares of Common Stock in payment of the Purchase Price of any Non-Qualified Stock Option granted hereunder in accordance with Section 6.04, the Committee shall have the authority to grant or provide for the automatic grant of a Restoration Option to such Participant. The grant of a Restoration Option shall be subject to the satisfaction of such conditions or criteria as the Committee in its sole discretion shall establish from time to time. A Restoration Option shall entitle the holder thereof to purchase a number of shares of Common Stock equal to the number of such shares so delivered or withheld upon exercise of the original Option and, in the discretion of the Committee, the number of shares, if any, delivered or withheld to the Corporation to satisfy any withholding tax liability arising in connection with the exercise of the original Option. A Restoration Option shall have a per share Purchase Price of not less than 100% of the per share Fair Market Value of the Common Stock on the date of grant of such Restoration Option, a term not longer than the remaining term of the original Option at the time of exercise thereof, and such other terms and conditions as the Committee in its sole discretion shall determine.
          (g) Dividend Equivalents. For any Option (with or without alternative Stock Appreciation Rights) granted under the Plan, the Committee shall have the discretion, upon the grant of the Option or thereafter, to establish a Dividend Equivalent Account with respect to the Option, and the applicable Award Agreement or an amendment thereto shall confirm such establishment. If a Dividend Equivalent Account is established, the following terms apply.
          (i) Subject to such conditions, limitations and restrictions as shall be established by the Committee, from the Date of Grant of the Option or, if later, the date of establishment of the Dividend Equivalent Account, to the earlier of (i) the date of payment of such Dividend Equivalent Account or (ii) the date of cancellation, termination or expiration of the Option, the Dividend Equivalent Account shall be credited as of the record date of each cash dividend on the Common Stock with an amount equal to the cash dividends which would be paid with respect to the Common Stock then covered by the Option if the Option had been exercised and such Common Stock had been held of record on such record date. The Participant or other holder of such Option shall be entitled to receive from the Company in cash the balance credited to the Dividend Equivalent Account at such time, or from time to time, as shall be determined by the Committee and set forth in the applicable Award Agreement or an amendment thereto; provided, however, that if the applicable Award Agreement shall so provide, the Committee may determine that the balance credited to a Participant’s Dividend Equivalent Account be paid in the form of shares of Common Stock having a fair market value equal to such balance, or a combination of cash and shares.
               (ii) To the extent that an Option and any alternative Stock Appreciation Rights granted in conjunction with the Option are canceled, terminate or expire without the exercise of the Option or the alternative Stock Appreciation Rights, if any, granted in conjunction with the Option, the Dividend Equivalent Account with respect to the Option shall be eliminated, and no payment with respect to the Dividend Equivalent Account shall be made by the Company. Dividend Equivalent Accounts shall be established and maintained only on the books and records of the Company and no assets or funds of the Company shall be set aside, placed in trust, removed from the claims of the Company’s general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.
     6.02. Stock Appreciation Rights.
          (a) Stock Appreciation Right Awards. The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights. Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Option; provided however, that: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Common Stock shall expire and not be exercisable upon the exercise of any related Option with respect to the same share, and (iii) an Option and Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(c).
          (b) Exercise Price. The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Committee, but in the case of Stock Appreciation Rights granted in tandem with Options shall not be less than the Purchase Price of the related Option. Upon exercise of Stock Appreciation Rights granted in tandem with options, the number of shares subject to exercise under any related Option shall automatically be reduced by the number of shares of Common Stock represented by the Option or portion thereof which are surrendered as a result of the exercise of such Stock Appreciation Rights.
          (c) Payment of Incremental Value. Any payment which may become due from the Company by reason of a Participant’s exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date. No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.
     6.03. Terms of Stock Options and Stock Appreciation Rights.
          (a) Conditions on Exercise. An Award Agreement with respect to Options and/or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant.
          (b) Duration of Options and Stock Appreciation Rights. Options and Stock Appreciation Rights shall terminate upon the first to occur of the following events:

               (i) Expiration of the Option or Stock Appreciation Right as provided in the Award Agreement; or
               (ii) Termination of the Award in the event of a Participant’s disability, Retirement, death or other Termination of Service as provided in the Award Agreement; or
               (iii) In the case of an Incentive Stock Option, ten years from the Date of Grant; or
               (iv) Solely in the case of a Stock Appreciation Right granted in tandem with an Option, upon the expiration of the related Option.
          (c) Acceleration or Extension of Exercise Time. The Committee, in its sole discretion, shall have the right (but shall not be obligated), exercisable on or at any time after the Date of Grant, to permit the exercise of an Option or Stock Appreciation Right (i) prior to the time such Option or Stock Appreciation Right would become exercisable under the terms of the Award Agreement, (ii) after the termination of the Option or Stock Appreciation Right under the terms of the Award Agreement, or (iii) after the expiration of the Option or Stock Appreciation Right.
     6.04. Exercise Procedures. Each Option and Stock Appreciation Right granted under the Plan shall be exercised prior to the close of business on the expiration date of the Option or Stock Appreciation Right by written notice to the Company or by such other method as provided in the Award Agreement or as the Committee may establish or approve from time to time. The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Committee may (but shall not be required to) permit payment to be made by delivery to the Company of either (a) Common Stock (which may include Restricted Shares or shares otherwise issuable in connection with the exercise of the Option, subject to such rules as the Committee deems appropriate) or (b) any combination of cash and Common Stock, or (c) such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment in accordance with a cashless exercise program under which, if so instructed by the Participant, Common Stock may be issued directly to the Participant’s broker or dealer upon receipt of an irrevocable written notice of exercise from the Participant). In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Purchase Price any fractional share of Common Stock. Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.
     6.05. Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Options outstanding on the date of such Change in Control, and all Stock Appreciation Rights shall become immediately and fully exercisable. The provisions of this Section 6.05 shall not be applicable to any Options or Stock Appreciation Rights granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock or Company Voting Securities.
ARTICLE VII
RESTRICTED SHARES
     7.01. Restricted Share Awards. The Committee may grant to any Participant an Award of Common Stock in such number of shares, and on such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of purchased or designated shares of Common Stock or other criteria, as the Committee shall establish. With respect to performance-based Awards of Restricted Shares to “covered employees” (as defined in Section 162(m) of the Code), performance targets will be limited to specified levels of one or more of the Performance Goals. The terms of any Restricted Share Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

          (a) Issuance of Restricted Shares. As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company, or its agent, Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the Award Agreement entered into by the Participant. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.01(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.01(d), free of any restrictions set forth in the Plan and the Award Agreement shall be delivered to the Participant.
          (b) Shareholder Rights. Beginning on the Date of Grant of the Restricted Share Award and subject to execution of the Award Agreement as provided in Section 7.01(a), the Participant shall become a shareholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.01(a).
          (c) Restriction on Transferability. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code, except to the extent that Section 16 of the Exchange Act limits a Participant’s right to make such transfers), pledged or sold prior to lapse of the restrictions applicable thereto.
          (d) Delivery of Shares Upon Vesting. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 7.03, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 11.05, the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.
     7.02. Terms of Restricted Shares.
          (a) Forfeiture of Restricted Shares. Subject to Sections 7.02(b) and 7.03, all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.
          (b) Waiver of Forfeiture Period. Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.
     7.03. Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all restrictions applicable to the Restricted Share Award shall terminate fully and the Participant shall immediately have the right to the delivery of share certificate or certificates for such shares in accordance with Section 7.01(d).
ARTICLE VIII
PERFORMANCE AWARDS
     8.01. Performance Awards.
          (a) Award Periods and Calculations of Potential Incentive Amounts. The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. The Award Period shall be two or more fiscal or calendar years as determined by the Committee. The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible Participants, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.
          (b) Performance Targets. The performance targets may include such goals related to the performance of the Company or, where relevant, any one or more of its Subsidiaries or divisions and/or the performance of a Participant as may be established by the Committee in its discretion. In the case of Performance Awards to “covered employees” (as defined in Section 162(m) of the Code), the targets will be limited to specified levels of one or more of the Performance Goals. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period. Except to the extent inconsistent with the performance-based compensation exception under Section 162(m) of the Code, in the case of Performance Awards granted to employees to whom such section is applicable, the Committee, in its discretion, but only under extraordinary circumstances as determined by the Committee, may change any prior determination of performance targets for any Award Period at any time prior to the final determination of the Award when events or transactions occur to cause the performance targets to be an inappropriate measure of achievement.
          (c) Earning Performance Awards. The Committee, at or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of the applicable performance targets.
          (d) Payment of Earned Performance Awards. Subject to the requirements of Section 11.05, payments of earned Performance Awards shall be made in cash or Common Stock, or a combination of cash and Common Stock, in the discretion of the Committee. The Committee, in its sole discretion, may define, and set forth in the applicable Award Agreement, such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.
     8.02. Termination of Service. In the event of a Participant’s Termination of Service during an Award Period, the Participant’s Performance Awards shall be forfeited except as may otherwise be provided in the applicable Award Agreement.
     8.03. Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Performance Awards for all Award Periods shall immediately become fully vested and payable to all Participants and shall be paid to Participants in accordance with Section 8.02(d), within 30 days after such Change in Control.
ARTICLE IX
OTHER STOCK-BASED AWARDS
     9.01. Grant of Other Stock-Based Awards. Other stock-based awards, consisting of stock purchase rights (with or without loans to Participants by the Company containing such terms as the Committee shall determine), Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award shall be confirmed by an Award Agreement executed by the Committee and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.
     9.02. Terms of Other Stock-Based Awards. In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Article IX shall be subject to the following:
     (a) Any Common Stock subject to Awards made under this Article IX may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and
     (b) If specified by the Committee in the Award Agreement, the recipient of an Award under this Article IX shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award; and
     (c) The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a Termination of Service prior to the exercise, realization or payment of such Award, whether such termination occurs because of Retirement, disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.
ARTICLE X
SHORT-TERM CASH INCENTIVE AWARDS
     10.01. Eligibility. Executive officers of the Company who are from time to time determined by the Committee to be “covered employees” for purposes of Section 162(m) of the Code will be eligible to receive short-term cash incentive awards under this Article X.
     10.02. Awards.
          (a) Performance Targets. For each fiscal year of the Company after fiscal year 1999, the Committee shall establish objective performance targets based on specified levels of one or more of the Performance Goals. Such performance targets shall be established by the Committee on a timely basis to ensure that the targets are considered “preestablished” for purposes of Section 162(m) of the Code.
          (b) Amounts of Awards. In conjunction with the establishment of performance targets for a fiscal year, the Committee shall adopt an objective formula (on the basis of percentages of Participants’ salaries, shares in a bonus pool or otherwise) for computing the respective amounts payable under the Plan to Participants if and to the extent that the performance targets are attained. Such formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code and, to the extent based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate.
          (c) Payment of Awards. Awards will be payable to Participants in cash each year upon prior written certification by the Committee of attainment of the specified performance targets for the preceding fiscal year.
          (d) Negative Discretion. Notwithstanding the attainment by the Company of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the award that would be otherwise paid.
          (e) Guidelines. The Committee shall adopt from time to time written policies for its implementation of this Article X. Such guidelines shall reflect the intention of the Company that all payments hereunder qualify as performance-based compensation under Section 162(m) of the Code.
          (f) Non-Exclusive Arrangement. The adoption and operation of this Article X shall not preclude the Board or the Committee from approving other short-term incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best interest of the Company.

ARTICLE XI
TERMS APPLICABLE GENERALLY TO AWARDS GRANTED UNDER THE PLAN
     11.01. Plan Provisions Control Award Terms. Except as provided in Section 11.16, the terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. Except as provided in Section 11.03 and Section 11.07, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.
     11.02. Award Agreement. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.
     11.03. Modification of Award After Grant. No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Award) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.
     11.04. Limitation on Transfer. Except as provided in Section 7.01(c) in the case of Restricted Shares, a Participant’s rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Plan. The Participant’s Beneficiary may exercise the Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, (a) to the extent permitted under Section 16(b) of the Exchange Act with respect to Participants subject to such Section, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members, and the Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability and (b) in the case of Participants subject to the laws in foreign jurisdictions that tax the Company upon the grant of options to such Participants, the Committee may grant Non-Qualified Stock Options in the form of freely transferable warrants provided that, based on the advice of Company’s legal counsel, (i) any transfer of the warrants to, and the issuance of shares upon exercise of the transferred warrants by, a transferee (other than a transferee involving a transfer without consideration to a transferee who is an immediate family member of the Participant or which is a trust or partnership for such family members) would be exempt under the registration provisions of the Securities Act, and (ii) such transfer or issuance complies with the conditions necessary to establish such exemption(s). In the event the Committee grants warrants in accordance with clause (b) of this Section 11.04 and such warrants are transferred (except to transferees for which an effective Form S-8 is available), the number of shares reserved for issuance and registered by the Company on Form S-8 shall be reduced by the number of shares underlying the transferred warrants.
     11.05. Taxes. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant’s Award, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of the cash or shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines in accordance with the following rules:
          (a) The Participant shall have the right to elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of

Common Stock, rounded up to the next whole share, whose Fair Market Value is equal to the amount of withholding taxes due, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of shares and cash.
          (b) The Committee shall have the discretion as to any Award, to cause the Company to pay to tax authorities for the benefit of any Participant, or to reimburse such Participant for the individual taxes which are due on the grant, exercise or vesting of any share Award, or the lapse of any restriction on any share Award (whether by reason of a Participant’s filing of an election under Section 83(b) of the Code or otherwise), including, but not limited to, Federal income tax, state income tax, local income tax and excise tax under Section 4999 of the Code, as well as for any such taxes as may be imposed upon such tax payment or reimbursement.
          (c) In the case of Participants who are subject to Section 16 of the Exchange Act, the Committee may impose such limitations and restrictions as it deems necessary or appropriate with respect to the delivery or withholding of shares of Common Stock to meet tax withholding obligations.
     11.06. Surrender of Awards. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the holder approve. With the consent of the Participant, the Committee may substitute a new Award under this Plan in connection with the surrender by the Participant of an equity compensation award previously granted under this Plan or any other plan sponsored by the Company; provided, however, that no such substitution shall be permitted without the approval of the Company’s shareholders if such approval is required by the rules of any applicable stock exchange.
     11.07. Adjustments to Reflect Capital Changes.
          (a) Recapitalization. The number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, the number and kind of shares available for Awards subsequently granted under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Awards granted under the Plan. The maximum number of shares in respect of which Awards can be made to any Participant in any calendar year shall be proportionately adjusted to reflect any other event that results in an increase in the number of issued and outstanding shares of Common Stock. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.
          (b) Merger. After any Merger in which the Company is the surviving corporation, each Participant shall, at no additional cost, be entitled upon any exercise of all Options or receipt of other Award to receive (subject to any required action by shareholders), in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Award, the number and class of shares or other securities to which such Participant would have been entitled pursuant to the terms of the Merger if, at the time of the Merger, such Participant had been the holder of record of a number of shares equal to the number of shares receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Participant in the event of successive Mergers of the character described above. In the event of a Merger in which the Company is not the surviving corporation, the surviving, continuing, successor, or purchasing corporation, as the case may be (the “Acquiring Corporation”), shall either assume the Company’s rights and obligations under outstanding Award Agreements or substitute awards in respect of the Acquiring Corporation’s stock for such outstanding Awards. In the event the Acquiring Corporation fails to assume or substitute for such outstanding Awards, the Board shall provide that any unexercisable and/or unvested portion of the outstanding Awards shall be immediately exercisable and vested as of a date prior to such Merger, as the Board so determines. The exercise and/or vesting of any Award that was permissible solely by reason of this Section 11.07(b) shall be conditioned upon the consummation of the Merger. Any Options which are neither assumed by the Acquiring Corporation nor exercised as of the date of the Merger shall terminate effective as of the effective date of the Merger.
          (c) Options to Purchase Shares or Stock of Acquired Companies. After any Merger in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the Merger whose shares or stock subject to the old options may no longer be issued following the Merger. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.
     11.08. No Right to Continued Service. No person shall have any claim of right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of the Company or any of its Subsidiaries.
     11.09. Awards Not Includable for Benefit Purposes. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.
     11.10. Governing Law. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of State of Delaware and construed in accordance therewith.
     11.11. No Strict Construction. No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.
     11.12. Compliance with Rule 16b-3. It is intended that, unless the Committee determines otherwise, Awards under the Plan be eligible for exemption under Rule 16b-3. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.
     11.13. Captions. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.
     11.14. Severability. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.
     11.15. Amendment and Termination.
          (a) Amendment. The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the requisite affirmative approval of shareholders of the Company, make any amendment which requires shareholder approval under the Code or under any other applicable law or rule of any stock exchange which lists Common Stock or Company Voting Securities. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award.
          (b) Termination. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.
     11.16. Foreign Qualified Awards. Awards under the Plan may be granted to such employees of the Company and its Subsidiaries who are residing in foreign jurisdictions as the Committee in its sole discretion may determine from time to time. The Committee may adopt such supplements to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such supplement with terms or conditions inconsistent with the provision set forth in the Plan.

APPENDIX B
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF MRV COMMUNICATIONS, INC.
     MRV Communications, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
     FIRST: The name of the Corporation is MRV Communications, Inc.
     SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on March 9, 1992, under the name “MRV Technologies, Inc.”
     THIRD: All amendments to the Certificate of Incorporation reflected herein have been duly authorized and adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law. This Amended and Restated Certificate of Incorporation restates, integrates, amends and supersedes the provisions of the Certificate of Incorporation of this Corporation as previously filed and as the same may have been heretofore amended.
     FOURTH: The text of the Certificate of Incorporation as previously filed and as the same may have been heretofore amended is hereby restated and further amended to read in its entirety as follows:
     1. The name of the Corporation is MRV Communications, Inc.
     2. The address of its registered office in the State of Delaware is 2711 Centerville Road Suite 400, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.
     3. The nature of the business or purposes to be conducted or promoted is:
     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     4. This Corporation is authorized to issue two classes of stock, to be designated respectively, “Common Stock” and “Preferred Stock.” The total number of shares of stock which the Corporation shall have authority to issue is Three Hundred Twenty One Million (321,000,000) shares, of which Three Hundred Twenty Million (320,000,000) shares shall be designated Common Stock, with a par value of $0.017 per share, and One Million (1,000,000) shares shall be designated Preferred Stock, with a par value of $0.01 per share.
     Additional designations and powers, the rights and preferences and the qualifications, limitations or restrictions with respect to each class of stock of the Corporation shall be as determined by the Board of Directors from time to time.
     5. The Corporation is to have perpetual existence.
     6. In furtherance and not in limitation of the powers conferred by statute, this board of directors is expressly authorized:
          To make, alter or repeal the bylaws of the Corporation.
          To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.
          To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.
     By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The bylaws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such agent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the bylaws of the Corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation; and, unless the resolution or bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.
     When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the Corporation.
     7. To the maximum extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware, a director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damage for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.
     8. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receiver, appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.
     9. Meetings of the stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.
     10. The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Noam Lotan, its President and Chief Executive Officer, and attested by Shlomo Margalit, its Secretary, this ___of ___, 2007.

MRV COMMUNICATIONS, INC.

Noam Lotan, President and CEO

ATTEST

Shlomo Margalit, Secretary

MRV COMMUNICATIONS, INC.
20415 NORDHOFF STREET
CHATSWORTH, CALIFORNIA 91311
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
MRV COMMUNICATIONS, INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 29, 2007
     The undersigned holder of common stock, par value $0.0017, of MRV Communications, Inc. (“MRV”) hereby appoints Noam Lotan and Shlomo Margalit, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all common stock of MRV that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Warner Center Marriott Woodland Hills, 21850 Oxnard Street, Woodland Hills, California 91367 on Tuesday, May 29, 2007, at 9:00 a.m., Pacific Standard Time, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR THE RATIFICATION OF ERNST & YOUNG LLP AS MRV’S INDEPENDENT ACCOUNTANTS FOR 2007, FOR APPROVAL OF THE ADOPTION OF MRV’S 2007 OMNIBUS INCENTIVE PLAN; FOR APPROVAL OF THE AMENDMENT TO MRV’s CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF MRV’s COMMON STOCK TO 320,000,000 AND THE AGGREGATE NUMBER OF SHARES OF CAPITAL STOCK TO 321,000,000; AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED STOCKHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE CORPORATE SECRETARY OF MRV EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS; “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS MRV’S INDEPENDENT ACCOUNTANTS FOR 2007; “FOR” APPROVAL OF THE ADOPTION OF MRV’S 2007 OMNIBUS INCENTIVE PLAN; AND “FOR” APPROVAL OF THE AMENDMENT TO MRV’s CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF MRV’s COMMON STOCK TO 320,000,000 AND THE AGGREGATE NUMBER OF SHARES OF CAPITAL STOCK TO 321,000,000.
     IF YOU ARE VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ENCLOSED ENVELOPE.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
MRV COMMUNICATIONS, INC.
May 29, 2007
MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE — Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

            You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
            Consent to Electronic Delivery of Proxy Materials and Annual Reports
            If you are a stockholder of record and you agree to access our proxy materials and annual reports electronically in the future, please mark this box. [  ]
            If you marked the box above, please enter the e-mail address at which you wish to be contacted by us:
            If your shares are held in street name, please contact your broker, bank or nominee and ask about the availability of electronic delivery.
☐ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.☐

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 and 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE     ☑
1.	To elect the following directors to serve for a term ending upon the 2008 Annual Meeting of Stockholders or until their successors are elected and qualified.

NOMINEES:
	FOR ALL NOMINEES	Noam Lotan
Shlomo Margalit
	WITHHOLD AUTHORITY	Igal Shidlovsky
	FOR ALL NOMINEES	Guenter Jaensch
Daniel Tsui
	FOR ALL EXCEPT	Baruch Fischer
	(See instructions below)	Harold Furchtgott-Roth
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:☐

To change the address on your account, please check the
box at right and indicate your new address in the address
space above. Please note that changes to the registered
name(s) on the account may not be submitted via this
method.
☐	So we can gauge space requirements, If you
plan to attend the Annual Meeting in person.
(Checking or not checking the box, will not
affect your right to attend the meeting in
person if you change your mind).	☐

		FOR	AGAINST	ABSTAIN
2	To ratify the appointment of Ernst & Young LLP as MRV’s independent accountants for the year ending December 31, 2007	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3	To approve MRV’s 2007 Omnibus Incentive Plan	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4	To approve an amendment to our Certificate of Incorporation to increase the authorized number of shares of our common stock to 320,000,000	☐	☐	☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.
The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Signature of Stockholder	Date	Signature of Stockholder	Date

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.
When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.